UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Delta Apparel, Inc.

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DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200
September 29, 2010
To Our Shareholders:
On behalf of the Board of Directors, Delta Apparel, Inc. invites you to attend the 2010 Annual Meeting of the shareholders of Delta Apparel, Inc. on Thursday, November 11, 2010. The Annual Meeting will be held at our administrative offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia. The Annual Meeting will begin at 10:00 a.m. local time.
The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of the close of business on September 17, 2010, you will find enclosed a proxy card and an envelope in which to return the card. Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date and return your enclosed proxy card at your earliest convenience. This will ensure representation of your common shares at the Annual Meeting if you are unable to attend.
We appreciate your continued support of Delta Apparel, Inc.
Sincerely,
Robert W. Humphreys
Chairman and Chief Executive Officer

DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 11, 2010
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on November 11, 2010:
This Proxy Statement and the 2010 Annual Report are available on the
Company’s internet website at http://www.deltaapparelinc.com
          NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Delta Apparel, Inc., a Georgia corporation, will be held on Thursday, November 11, 2010, at 10:00 a.m. local time at our administrative offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, for the following purposes:
1.	To elect a Board of Directors to serve until the next Annual Meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending July 2, 2011;

3.	To approve the Delta Apparel, Inc. 2010 Stock Plan; and

4.	To transact such other business as may properly come before the meeting.
          All shareholders are cordially invited to attend the Annual Meeting. Shareholders of record at the close of business on September 17, 2010 are entitled to vote at the meeting.
By Order of the Board of Directors,

Martha M. Watson
Secretary
September 29, 2010
Greenville, South Carolina
          WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT
Annual Meeting of Shareholders
November 11, 2010
SOLICITATION OF PROXIES
     The enclosed proxy is solicited by the Board of Directors of Delta Apparel, Inc., a Georgia corporation (“Delta Apparel”, the “Company”, “we” or “us”), for use at the Annual Meeting of shareholders (the “Annual Meeting”) to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097 on Thursday, November 11, 2010, commencing at 10 a.m. local time, or at any adjournment or postponement thereof. We anticipate the mailing of this Proxy Statement will commence on or about September 29, 2010.
     All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy. Where no instructions are given, shares will be voted FOR the election of each of the named nominees for director, FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending July 2, 2011, and FOR approval of the Delta Apparel, Inc. 2010 Stock Plan. Such proxy may also be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.
     A shareholder who executes a proxy may revoke it at any time before it is voted. If the shares are held in the shareholder’s name, the proxy may be revoked by (i) sending written notice of revocation to our Secretary, Martha M. Watson, (ii) executing and delivering to our Secretary a proxy bearing a later date, or (iii) attending the Annual Meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. If you are a beneficial owner of shares held in “street name” by your broker, you should follow the directions provided by your broker regarding how to revoke your proxy.
     The Company will bear the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our directors, officers and other regular employees may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares. We have engaged Georgeson, Inc. to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,500 plus reasonable out-of-pocket expenses which will be paid by the Company.
     In accordance with rules issued by the Securities and Exchange Commission, the Company is providing access to its proxy materials both by sending shareholders this full set of proxy materials, including a Proxy Card, and by notifying shareholders of the availability of its proxy materials on the internet.
VOTING SECURITIES
     Only shareholders of record at the close of business on Friday, September 17, 2010, the record date, will be entitled to vote. As of that date, the Company had outstanding 8,529,147 shares of Common Stock, par value $0.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.
     The presence, either in person or by proxy, of the holders of a majority of the Common Stock at September 17, 2010 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
     “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy in which instructions have not been received from the beneficial owners or persons entitled to vote those shares and in which the brokers or nominees do not have discretionary voting power to vote the shares on the particular matter in question. Brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2011, but do not have discretionary authority to vote on the approval of the Delta Apparel, Inc. 2010 Stock Plan or on the election of the nominees for director. This means that if a brokerage firm holds your shares on your behalf, those shares will not be voted in the election of directors, or with respect to the approval of our 2010 Stock Plan, unless you provide instructions to that firm as to how to vote your shares.
     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. If you do not give instructions, your shares will be voted FOR each nominee. Shareholders do not have the right to cumulate their votes with respect to the election of any director. To be elected, a director nominee must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors (the number of votes cast in favor of a nominee must exceed the number of votes withheld from that nominee). Broker non-votes will not be counted as shares entitled to vote and will have no effect on the election of directors.
     The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm and approval of the Delta Apparel, Inc. 2010 Stock Plan require that the number of votes cast for exceeds the number of votes cast against these matters at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote with respect to these proposals.

CORPORATE GOVERNANCE
Director Independence
     Our Board of Directors evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE Amex Stock Exchange. Generally, an “independent director” is a director who is not also an officer or employee of the Company or any parent or subsidiary of the Company. In addition, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. Our Board of Directors has reviewed the relationships between each member of the Board and the Company. Based on its review, our Board of Directors has determined that with the exception of Robert W. Humphreys, Chairman and Chief Executive Officer, each of our current directors and each individual standing for election is “independent” as required by applicable laws and meets the applicable independence requirements of the NYSE Amex Company Guide.
Board of Directors
     The Board of Directors is composed of eight independent directors and Robert W. Humphreys, Chairman of the Board and Chief Executive Officer. The independent directors meet regularly in private sessions without any members of management present. Each director is expected to attend all meetings of the Board and each committee on which he or she serves. During the fiscal year ended July 3, 2010, the Board held five regularly scheduled meetings. With the exception of Buck A. Mickel, who passed away during the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. Directors standing for election are expected to attend the Annual Meeting of shareholders. With the exception of Buck A. Mickel and James A. Cochran, the remaining directors then in office and those who were standing for election attended our 2009 Annual Meeting.
     Our directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the directors.
Board Committees
     Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which is our nominating committee), and may also appoint other committees from time to time. Each committee’s activities are governed by a written committee charter. Copies of the committee charters are available through our internet website at www.deltaapparelinc.com, or by sending a request in writing to our Secretary, Martha M. Watson, at 322 S. Main Street, Greenville, South Carolina 29601.
Audit Committee
     Our Audit Committee serves as an independent and objective party to oversee the financial and reporting processes of the Company, the audits of the financial statements of the Company and the Company’s internal control system. Our Audit Committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the independent registered public accounting firm, or “outside auditors” engaged to audit our financial statements. The outside auditors report directly to our Audit Committee and the Audit Committee determines the compensation and other terms of the engagement, and oversees their work. The Audit Committee also reviews our procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting, disclosure, and financial controls, and our policies concerning financial reporting and business practices. In addition, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee held four meetings during the fiscal year ended July 3, 2010.
     After considering relationships between each member of the Audit Committee and the Company and our subsidiaries, and reviewing the qualifications of the members of the Audit Committee, our Board of Directors determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements as defined in the NYSE Amex Company Guide. Furthermore, our Board of Directors has determined that Dr. A. Max Lennon qualifies as an audit committee financial expert as defined in regulations adopted by the Securities and Exchange Commission.

Compensation Committee
     The Compensation Committee oversees the performance evaluation and recommends compensation for the Chief Executive Officer to the independent members of the Board of Directors. In addition, the Compensation Committee reviews and determines compensation, including salaries, bonuses and equity compensation, for the other Named Executive Officers and determines director compensation. Our Compensation Committee oversees, reviews and administers all of the Company’s present and future compensation and executive benefit plans and programs, including equity compensation plans and plans pursuant to which performance-based compensation may be granted, except that the full Board oversees, reviews and administers the Non-Employee Director Stock Plan. The Committee is authorized to delegate its responsibilities as it deems necessary or appropriate. Our Compensation Committee held two meetings during the fiscal year ended July 3, 2010.
Corporate Governance Committee
     The Corporate Governance Committee identifies, interviews and recommends director nominees for election to the Board pursuant to written guidelines approved by the Board. The Committee also develops and recommends to the Board corporate governance guidelines and standards for business conduct and ethics and oversees the annual self-evaluation of the Board and its committees and makes recommendations concerning the structure and membership of the other Board committees. Our Corporate Governance Committee held three meetings during the fiscal year ended July 3, 2010.
Committee Memberships
     Annually, our Board of Directors designates the members of our committees. The committee members for fiscal year 2010 were as follows:

Audit	Compensation	Corporate Governance
Dr. A. Max Lennon, Chairperson James A. Cochran Dr. Elizabeth J. Gatewood E. Erwin Maddrey, II David T. Peterson	William F. Garrett, Chairperson Buck A. Mickel David T. Peterson Robert E. Staton, Sr.	E. Erwin Maddrey, II, Chairperson Dr. Elizabeth J. Gatewood Robert E. Staton, Sr.
     If each of the nominees identified in this proxy statement are elected as directors at our Annual Meeting, the committee members for fiscal year 2011 will be as follows(*):

Audit	Compensation	Corporate Governance
Dr. A. Max Lennon, Chairperson James A. Cochran Dr. Elizabeth J. Gatewood E. Erwin Maddrey, II David T. Peterson	David T. Peterson, Chairperson James A. Cochran William F. Garrett Robert E. Staton, Sr.	E. Erwin Maddrey, II, Chairperson Dr. Elizabeth J. Gatewood Robert E. Staton, Sr.

(*)	The nominees for director that are not current directors, Sam P. Cortez and Dr. G. Jay Gogue, if elected, will initially participate in all of the committee meetings and will be assigned to committees at a later date.
     The Board has determined that each member of the committees is independent as required by applicable laws and each member meets the applicable independence requirements of the NYSE Amex Company Guide.
Director Nominations
     The Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Board, suggestions from Company management, and shareholder recommendations. The Committee may also, in its discretion, engage director search firms to identify candidates. During fiscal year 2010, the Corporate Governance Committee did not retain the services of any director search firm and accordingly, no fees were paid to a director search firm or other third party to assist in identifying and evaluating director candidates. Through its membership in the National Association of Corporate Directors, during fiscal year 2010 the Corporate Governance Committee obtained a list of potential director nominee candidates and through this information the

Corporate Governance Committee evaluated and recommended Mr. Sam P. Cortez as a nominee for director. Dr. G. Jay Gogue was recommended as a nominee for director by a current non-employee director.
     Shareholders may recommend director candidates for consideration by the Corporate Governance Committee by submitting a written recommendation to the Committee, c/o Martha M. Watson, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to martha.watson@deltaapparel.com, or by fax to (864) 232-5199. The recommendation should include the name, address and telephone number of the nominating shareholder, and the nominee’s name, address, telephone number, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected. Pursuant to the Company’s bylaws, the Secretary must receive the recommendation not less than 120 days prior to the meeting. A copy of our bylaws may be obtained by submitting a written request to the Secretary of the Company.
     The Board of Directors has adopted qualification standards for the selection of independent nominees for director which can be found at our internet website: www.deltaapparelinc.com. As provided in these standards at a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the Company.
     The Company has no formal policy regarding Board member diversity; however, the Corporate Governance Committee considers and discusses diversity in selecting nominees for director and in the re-nomination of an incumbent director. The Committee views diversity broadly, including gender, ethnicity, differences of viewpoint, geographic location, skills, education, and professional and industry experience, among other factors, and its goal is to nominate candidates from a broad range of experiences and backgrounds. The Company believes that a variety and balance of perspectives on the Board can result in more thoughtful discussions and deliberations.
     In considering the re-nomination of an incumbent director, the Corporate Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance, as well as any special skills or diversity that such director brings to the board. In evaluating incumbent directors and all potential new directors, the Committee considers, among other things, the candidate’s leadership, strategic, or policy setting experience; experience and expertise that is relevant to the Company’s business; experience that provides the Board with a diversity of background; technical or other specialized expertise; and whether the candidate has high ethical character and a reputation for honesty, integrity and sound business judgment. All potential new director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Corporate Governance Committee, who may seek additional information about the background and qualifications of the candidate. With respect to new director candidates who pass the initial screening, the Corporate Governance Committee conducts interviews with the candidates and then meets to discuss and consider each candidate’s qualifications and potential contributions to the Board, and determines by majority vote whether to recommend such candidates to the Board of Directors. The final decision to either appoint a candidate to fill a vacancy between Annual Meetings or include a candidate on the slate of nominees proposed at an Annual Meeting is made by the Board of Directors.
Shareholder Communication with Directors
     Shareholders desiring to communicate directly with the Board of Directors or any individual members of the Board may do so in writing addressed to the intended recipient or recipients, c/o Martha M. Watson, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to martha.watson@deltaapparel.com, or by fax to (864) 232-5199. All such communication will be reviewed by our Secretary, who will remove communications relating to solicitations, junk mail, or other correspondence relating to customer service concerns. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.
Board Leadership Structure
     The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure of the Company. The Board of Directors does not have a policy on whether or not the roles of Chairman of the Board and

Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that it should be free to make a choice from time to time based on circumstances existing at that time to determine the structure that is in the best interests of the Company and our shareholders. During fiscal year 2010, Robert W. Humphreys served as the Chairman of the Board and as Chief Executive Officer. Mr. Humphreys is the director most familiar with our business and industry and possesses detailed knowledge of the issues, opportunities and challenges facing us and our business. The Board of Directors believes the combined position makes the best use of Mr. Humphreys’ skills and experience with the Company and helps provide strong, unified leadership and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company believes that its overall corporate governance policies and practices, combined with the presence of a Lead Independent Director, adequately addresses any governance concerns raised by the dual Chairman and Chief Executive Officer role. During fiscal year 2010, E. Erwin Maddrey, II served as the Lead Independent Director. The Lead Independent Director has a number of responsibilities, including presiding at executive sessions of the Board, acting as liaison between the Chairman and the other Directors, and advising with respect to the schedule, agenda and information for Board meetings. The Lead Independent Director, along with the other non-employee directors, also provides independent oversight of management and the Company’s strategy.
The Board’s Role in Risk Oversight
     While the Company’s management is responsible for the day to day management of the various risks facing the Company, the Board of Directors as a whole has responsibility for risk oversight and takes an active role in the oversight of the management of critical business risks. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its strategic objectives.
     The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. The risk oversight responsibility is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, safety, environmental and political risks. While the Audit Committee is responsible for oversight of management’s risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in the committee charters.
     In particular:
a)	The full Board oversees strategic, financial and execution risks and exposures associated with the annual plan and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions; and executive management succession planning.

b)	The Audit Committee oversees risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters including environmental matters.

c)	The Compensation Committee oversees risks and rewards associated with the Company’s compensation philosophy and programs, executive management succession plans, and management development.

d)	The Corporate Governance Committee oversees risks associated with company governance, including Delta Apparel’s code of ethics, director succession planning, and the structure and performance of the Board and its committees.
     The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.

Compensation Risk Assessment
     At the Compensation Committee’s request, management prepared and discussed with the Committee, an assessment of potential risk associated with the Company’s compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company. This included an assessment of risks associated with each element of employee compensation. The assessment considered certain design features of the compensation programs that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped payouts of incentive compensation, a balance of short and long term incentives, a balance of cash and equity incentives, and the vesting of awards over time. The Company does not believe our compensation program encourages excessive or inappropriate risk taking.
Code of Ethics
     Our Board of Directors maintains a code of business conduct and ethics known as the Ethics Policy Statement that applies to all of our salaried employees, officers and directors, including, but not limited to, our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). The Ethics Policy Statement is available on our internet website at www.deltaapparelinc.com. Any amendments or waivers to provisions of our Ethics Policy Statement that are applicable to our Chief Executive Officer or our Chief Financial Officer will be posted on our internet website.
Compensation Committee Interlocks and Insider Participation
     The following directors served on the Compensation Committee of our Board of Directors during fiscal year 2010: William F. Garrett, Buck A. Mickel, David T. Peterson and Robert E. Staton, Sr. No member of the Committee is a current officer or employee or former officer of the Company or its subsidiaries, except that prior to the June 2000 spin-off of Delta Apparel by Delta Woodside Industries, Inc. Buck A. Mickel was an officer of corporations that either were predecessors by merger of Delta Apparel or were subsidiaries of Delta Apparel. Mr. Mickel recused himself from, and did not participate in, discussions or decisions regarding compensation for executive officers that is intended to qualify as “performance-based compensation” as defined in the Internal Revenue Code of 1986, as amended.
Related Party Transactions
     The Company reviews all relationships and transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions for which such approval is required under applicable law, including the Securities and Exchange Commission and the NYSE Amex rules. Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

EXECUTIVE OFFICERS
     The following provides certain information regarding our current executive officers. The primary business address is 322 S. Main Street, Greenville, South Carolina 29601 for all executive officers except William T. McGhee and Kenneth D. Spires. Mr. McGhee’s primary business address is 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097 and the primary business address for Mr. Spires is One Soffe Drive, Fayetteville, North Carolina 28312.
     Robert W. Humphreys. Robert W. Humphreys, 53, currently serves as Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys has also been serving as Chairman of the Board of Directors since June 2009. Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company, from April 1999 until December 1999. Previously, he served as Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999.
     Deborah H. Merrill. Deborah H. Merrill, 37, is currently the Vice President, Chief Financial Officer and Treasurer of the Company and has served in this capacity since July 2006. From March 2006 until July 2006, she served as Vice President, Chief Accounting Officer, and Treasurer of the Company. From August 2004 until February 2006, she served as Director of Corporate Reporting, Planning and Administration of the Company, and from July 2000 to July 2004, Ms. Merrill served as Director of Accounting and Administration of the Company. From March 1999 to June 2000, Ms. Merrill served as Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company. From August 1998 to February 1999, Ms. Merrill served as Accounting Manager of the Delta Apparel division of Delta Woodside Industries, Inc. Ms. Merrill served as Assistant Secretary of the Company from December 1999 to March 2006. Prior to joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies, a battery manufacturing company, and as an Auditor for Deloitte & Touche LLP.
     Martha M. “Sam” Watson. Martha M. Watson, 57, is currently the Vice President and Secretary of the Company and has served in this capacity since October 2000. Ms. Watson is also currently President of Junkfood Clothing Company, a wholly-owned subsidiary of Delta Apparel, Inc., and has served in this capacity since May 2009. Prior to joining Delta Apparel, Inc., Ms. Watson served as President of Carolina Benefit Services, a payroll company, from September 1999 to October 2000, Vice President of Operations for Sunland Distribution, Inc., a public warehousing company, from January 1999 to September 1999, and Director of Human Resources for the following divisions of Delta Woodside Industries, Inc., a textile manufacturing company: Stevcoknit Fabrics Company from January 1990 to January 1999 and Delta Apparel from July 1987 to January 1990.
     David R. Palmer. David R. Palmer, 53, is currently the Vice President and Assistant Treasurer of the Company and has served in this capacity since July 2006. Prior to joining Delta Apparel, Inc., Mr. Palmer served as Corporate Controller from January 2005 to July 2006 and Analytical Director from January 2001 to December 2004 for Delta Woodside Industries, Inc., a textile manufacturing company.
     Kenneth D. Spires. Kenneth D. Spires, 52, is currently the President of M. J. Soffe, LLC, a wholly-owned subsidiary of Delta Apparel, Inc., and has served in this capacity since September 2004. From July 2000 to September 2004, Mr. Spires served as Vice President of Technical Services of Delta Apparel, Inc., and from November 1993 to June 2000, Mr. Spires served as Vice President of Technical Services of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company.
     William T. McGhee. William T. McGhee, 59, is currently the President of Delta Activewear, the Activewear division of Delta Apparel, Inc., and has served in this capacity since April 2007. Prior to joining Delta Apparel, Inc., Mr. McGhee served from January 2007 to April 2007 as Vice President of Grupo Karim’s Brand Yarns Division, a yarn manufacturer and distributor. From July 2001 to January 2007, Mr. McGhee was Executive Vice President of Ameritex Yarn, LLC, a yarn manufacturer.
     Our executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

ITEM 1: ELECTION OF DIRECTORS
Item 1 on Proxy Card
     Each of the Company’s directors brings extensive management and leadership experience gained through his or her service to diverse businesses. The Board members are committed to effectively oversee management’s performance, to act in the long-term best interests of shareholders and to maintain the highest standards of corporate governance.
     Our bylaws provide that the number of directors to be elected at any meeting of shareholders will be between two and fifteen and will otherwise be determined by the Board of Directors. Our Board of Directors has determined that ten directors shall be nominated for election at the Annual Meeting.
     Background information on the nominees, including some of the attributes that led to their selection, appears below. The Corporate Governance Committee has determined that each director meets the qualification standards described in the section entitled “Director Nominations”.
     The ten persons listed below are nominees for election as directors at the Annual Meeting to serve until our next Annual Meeting of shareholders or until their successors are duly elected and qualified. All nominees, except Sam P. Cortez and Dr. G. Jay Gogue, are currently directors of Delta Apparel, Inc. Unless you vote “Withheld” with respect to a particular nominee or all nominees, the proxy holders will vote your shares “FOR” each of the nominees named below.
     We believe that all of the nominees will be available and able to serve as directors. In the event that any nominee is not available or able to serve, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINEES.
     James A. Cochran. James A. Cochran, 63, is Chief Financial Officer of Greenway Medical Technologies, Inc., a business providing software solutions for healthcare providers, a position he has held since 2009. Previously, he served as Senior Vice President responsible for Investor Relations and Corporate Strategies of TurboChef Technologies, Inc., a provider of equipment, technology and services for high speed food preparation, and served in that capacity from 2007 until January 2009. From 2003 until 2007, Mr. Cochran also served as Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. Mr. Cochran has been a director since 2008 and is a member of the Audit Committee (2010 and 2011) and the Compensation Committee (2011 only). Mr. Cochran’s professional experience includes public accounting, mergers and acquisitions, investor relations, corporate strategy and financial management in public and private enterprises. This broad and diverse knowledge base provides the Board with valuable insight in a number of disciplines.
     Sam P. Cortez. Sam P. Cortez, 47, has been the principal of KCL Development LLC, a provider of corporate finance and advisory services, since 2003. Prior to 2003, he was employed in the investment banking industry. Mr. Cortez serves as a director of Hancock Fabrics, Inc. and as chairperson of its Management Review and Compensation Committee and on its Audit Committee. He was formerly a director of World Waste Technologies, Inc., a development stage technology company, from 2005 to 2009. Mr. Cortez’s experience includes mergers and acquisitions, strategy development, financing transactions and spin-offs. In addition to these investment banking activities, he has served on boards and committees of private, public and not-for-profit organizations. His intimate knowledge of financial markets and strategic transactions will bring a new depth of knowledge in these areas as we continue to grow the Company.
     William F. Garrett. William F. Garrett, 69, is currently a private investor and business consultant. Previously, he served as President and Chief Executive Officer of Delta Woodside Industries, Inc., a publicly held textile company, and served in that capacity from June 2000 until October 2007. In 2006, Delta Woodside Industries, Inc. and its subsidiaries filed Chapter 11 bankruptcy petitions, and the bankruptcy court approved a joint plan of liquidation in 2007. From 1986 until June 2000, Mr. Garrett served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors. Previously, he served as a divisional Vice President of J. P. Stevens & Company, Inc., a textile company, from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from

1984 until 1986. Mr. Garrett served as Chairman of the board of Delta Woodside Industries, Inc. from 2005 to 2007 and as a director of Delta Woodside Industries, Inc. from 2000 to 2005. Mr. Garrett has been a director since 1999 and is a member of the Compensation Committee. Mr. Garrett’s professional experience includes over 40 years in leadership roles in the textile and apparel industry. His intimate knowledge of the industry, coupled with his experience on other public company boards and committees, are key assets to the Board.
     Dr. Elizabeth J. Gatewood. Dr. Elizabeth J. Gatewood, 65, is the Director of the Wake Forest University National Science Foundation Partners for Innovation Program, a position she began in July 2010. From 2004 until July 2010, she served as Director of the University Office of Entrepreneurship & Liberal Arts at Wake Forest University. Previously, she served as the Jack M. Gill Chair of Entrepreneurship and Director of The Johnson Center for Entrepreneurship & Innovation at Indiana University from 1998 to 2004. Prior to her appointment at Indiana University, Dr. Gatewood was the Executive Director of the Gulf Coast Small Business Development Center Network at the University of Houston. Dr. Gatewood has been a director since 2007 and is a member of the Audit Committee and the Corporate Governance Committee. Dr. Gatewood’s academic background includes advanced business degrees in finance and business strategy. Her career has focused on entrepreneurship, growth strategies and small business education and development. She has extensive exposure to business development and models in international developing economies. Her perspectives on strategy, development and entrepreneurship bring unique insight to board discussions.
     Dr. G. Jay Gogue. Dr. G. Jay Gogue, 63, is President of Auburn University, a position he has held since 2007. From 2003 to 2007, he served as President of the University of Houston and Chancellor of the University of Houston System. Prior to serving at the University of Houston, he was President of New Mexico State University from 2000 to 2003 and Provost of Utah State University from 1995 to 2000. Dr. Gogue began his career in higher education administration in 1986 as Associate Director of the Office of University Research at Clemson University, where he also served as Vice President for research and Vice President/Vice Provost for agriculture and natural resources. Dr. Gogue has served as an accreditation reviewer for the Pacific Northwest Association of Schools and Colleges, Commission on Colleges. Dr. Gogue has experience leading large educational institutions. This leadership has involved development of strategic plans, operating under difficult budgetary constraints and balancing the needs of diverse stakeholders including students, faculty, alumni and state government. Additionally, he has served on numerous boards of not-for-profit organizations. We believe his leadership experience will serve the Board well.
     Robert W. Humphreys. Robert W. Humphreys, 53, currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys has also been serving as Chairman of the Board of Directors of the Company since June 2009. Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999. Mr. Humphreys has over 25 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance, as well as serving as the Company’s President and Chief Executive Officer for over 10 years. He has provided strong leadership as the Company has grown from a catalog T-shirt company to a more diverse active apparel company. His deep knowledge of Delta Apparel and of the industry provides the Board a resource of great value.
     Dr. A. Max Lennon. Dr. A. Max Lennon, 70, is currently the President of Education Research Services, a nonprofit economic development organization, and has served in this capacity since 2003. From 1996 until 2002, Dr. Lennon served as President of Mars Hill College. Previously, he served as President and Chief Executive Officer of Eastern Foods, Inc., a food product manufacturer and distributor, from August 1994 until March 1996, and was President of Clemson University from March 1986 until August 1994. Dr. Lennon served as a director of Delta Woodside Industries, Inc. until 2007 and as a director of Duke Energy Corporation until 2006. Dr. Lennon has been a director since 1999 and is a member of the Audit Committee. Dr. Lennon has experience leading educational, economic development and for-profit organizations, as well as extensive experience serving on public and not-for-profit boards and committees. This broad and diverse experience provides unique perspective and insight to board discussions.
     E. Erwin Maddrey, II. E. Erwin Maddrey, II, 69, is currently the President of Maddrey & Associates, which engages in the business of investing and providing consulting services, and has held this position since 2000. He served as President and Chief Executive Officer of Delta Woodside Industries, Inc., a textile manufacturing company, from its founding in

1984 until June 2000. Mr. Maddrey currently serves as a director of KEMET Corporation and served as a director of Delta Woodside Industries, Inc. until 2007. Mr. Maddrey has been a director since 1999 and is a member of the Audit Committee and Corporate Governance Committee in 2010. Mr. Maddrey has experience as President and CEO of a public textile and apparel company as well as service on boards and committees of a variety of public and not for profit organizations. The deep and broad knowledge provided by this experience, coupled with his extensive financial knowledge, provide significant value to the Board.
     David T. Peterson. David T. Peterson, 59, is currently the Chairman of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson served as the Chairman and Chief Executive Officer of The North Highland Company from its founding in 1992 until May 2005. Previously, he held management positions with Georgia-Pacific Corporation, a manufacturing company, and both Ernst & Young LLP and Arthur Andersen & Co., which are public accounting and consulting firms. Mr. Peterson has been a director since 2003 and is a member of the Compensation Committee and Audit Committee. Mr. Peterson’s experience in consulting has exposed him to a broad variety of industries and business situations. This experience includes strategic planning, merger planning and integration, process improvement and supply chain optimization. His vast and diverse experience provides valuable insight in board discussions.
     Robert E. Staton, Sr. Robert E. Staton, Sr., 64, is currently the Executive Vice President of External Relations at Presbyterian College in Clinton, South Carolina, a position he has held since 2006. From 2002 until 2008, Mr. Staton served as Chairman of the Board of Carolina National Bank in Columbia, South Carolina until its acquisition by First National Bank of the South. From 1986 until 2002, Mr. Staton served as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs. Mr. Staton serves as a director of First National Bankshares and was a director of First National Bank of the South from 2008 until July 2010. Mr. Staton has been a director since 2009 and is a member of the Compensation Committee and Corporate Governance Committee. Mr. Staton has extensive professional experience in legal matters and senior executive positions with financial companies, as well as service as the Chairman of a public company. Additionally, he has served on numerous boards and committees of public, private and civic, educational and other organizations. The knowledge and insight gained from this diverse experience contribute greatly to the Board.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. Management is responsible for the financial statements, internal controls and the financial reporting process. Our independent accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
     The Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence from the Company.
     Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended July 3, 2010, which was filed with the Securities and Exchange Commission on September 1, 2010. The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company’s external auditors for fiscal year 2011.
2010 Audit Committee Members

Dr. A. Max Lennon, Chair	James A. Cochran	Dr. Elizabeth J. Gatewood	E. Erwin Maddrey, II	David T. Peterson

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 2 on Proxy Card
     The firm of Ernst & Young LLP has been retained by our Audit Committee as our independent registered public accounting firm for the fiscal year ending July 2, 2011. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011. Our Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for approval is a matter of good corporate governance. Ernst & Young LLP audited the Company’s financial statements for fiscal year 2010 and has served as our independent registered public accounting firm since 2001.
     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended July 3, 2010 and June 27, 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009
Audit Fees	$737,684	$824,233
Audit-Related Fees	13,500	40,000
Tax Fees	—	59,326
All Other Fees	1,765	2,650

Total	$752,949	$926,209

     Audit Fees—Consists of fees for professional services rendered for the audit of our fiscal year 2010 and fiscal year 2009 consolidated annual financial statements, audit of internal control over financial reporting for fiscal years 2010 and 2009, review of the interim consolidated financials statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with SEC filings.
     Audit-Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal years 2010 and 2009, such fees primarily related to Ernst & Young LLP’s performance of opening balance sheet audits for Art Gun, LLC and To The Game, LLC, respectively.
     Tax Fees—Consists of fees billed for professional services relating to tax compliance and other tax advice.
     All Other Fees—For fiscal years 2010 and 2009, the fees were for an annual subscription for Ernst & Young LLP’s web-based accounting research service.
     Under its charter, the Audit Committee is authorized to establish and maintain pre-approval policies and procedures relating to the engagement of the independent registered public accounting firm to render services, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management. The Audit Committee has established pre-approval policies and procedures whereby the pre-approval duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. As part of this approval, the Audit Committee requires that our management report to it at each of the Audit Committee’s next regularly scheduled meetings as to the status of each such service by the independent registered public accounting firm to the extent such service has been carried out, in full or in part, prior to such meeting.
     The Audit Committee did not approve any services pursuant to the de minimis exception set forth in 17 CFR 210.2-01(c)(7)(i)(C) during either of the last two fiscal years.

     In the event that our shareholders fail to ratify the selection of Ernst & Young LLP, our Audit Committee will reconsider the selection (but is not required to select a different independent registered public accounting firm). Even if the selection is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the Company’s best interests and the best interests of our shareholders.
     Representatives of Ernst & Young LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON JULY 2, 2011.

COMPENSATION DISCUSSION AND ANALYSIS
     The Compensation Committee oversees the performance evaluation and recommends compensation for the Chief Executive Officer to the independent members of the Board of Directors. In addition, the Compensation Committee reviews and determines compensation, including salaries, bonuses and equity compensation, for the other Named Executive Officers. Each year, the Committee reviews all of our executive compensation programs to ensure that they continue to reflect the Company’s commitment to align the objectives and rewards of our executive officers with the creation of value for our shareholders. The programs have been designed to reinforce our pay-for-performance philosophy by delivering total compensation that motivates and rewards short and long-term financial performance to maximize shareholder value, and to be externally competitive to attract and retain outstanding and diverse executive talent.
     The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of Named Executive Officers in fiscal year 2010 and the report of the Compensation Committee of the Board of Directors.
Guiding Principles and Policies
     Our compensation program is designed to provide levels and types of compensation that integrate compensation with the Company’s annual and long-term strategic goals and reward above-average corporate performance. Such a program allows us to attract, retain, and motivate qualified executives to achieve goals which are aligned with our ultimate objective of improving shareholder value.
     Our compensation program is intended to:
•	Provide compensation levels that reflect the competitive marketplace so that we can attract, retain and motivate talented executives;

•	Provide compensation levels that correspond with our financial objectives and operating performance;

•	Reward performance that facilitates the achievement of specific results and goals in furtherance of our business plan;

•	Motivate executives to make greater personal contributions to help the Company achieve its strategic operating objectives; and

•	Provide elements of compensation that align the interests of executives with those of shareholders to enhance shareholder value over the long-term.
Elements of Compensation
In General
     The key elements of our executive compensation structure include:
•	Base salaries at levels that are competitive with those paid by peer companies;

•	Annual performance-based cash incentives to reward the achievement of specific short-term company performance goals; and

•	Stock options to provide long-term equity incentives.
     The Compensation Committee has the sole authority under its charter to retain compensation consultants in evaluating the compensation of executive officers. During fiscal year 2009, the Compensation Committee retained an outside compensation consultant, Towers Perrin, to assist both management and the Compensation Committee in determining if the total compensation, not just base salaries, paid to our executive officers is competitive. Towers Perrin was hired by the

Compensation Committee during fiscal year 2009 to provide peer company comparisons on total compensation, as well as to separately analyze components of compensation, for our Chief Executive Officer and our other executive officers. Because peer companies are different in size from the Company, Towers Perrin size-adjusted the market data to allow for better comparison with the Company’s compensation levels. Based on the information provided by Towers Perrin during fiscal year 2009, the Compensation Committee believed it had adequate comparison salary information and analysis to guide the Committee during fiscal year 2010 and therefore did not retain a compensation consultant during fiscal year 2010.
     In developing its independent views on compensation matters, the Compensation Committee obtains input from management and from compensation consultants with respect to all aspects of compensation, including base salaries, annual incentive compensation and long-term incentive compensation. Management provides to the Compensation Committee tally sheets that show recommended amounts of compensation for each element, compensation for each element in the past five years, and amounts payable to executive officers upon different termination of employment and change of control scenarios. While recommendations of management and the compensation consultant provide valuable guidance, the Compensation Committee ultimately makes all final decisions with respect to the compensation levels and structure for the executive management team.
     The Company does not have a pre-established policy or target for the allocation of base salary, short-term, or long-term incentives as a percentage of total compensation, nor does it target a specified weight for cash versus equity compensation. Rather, the Compensation Committee reviews the Company’s past practices, along with the information provided by compensation consultants, in determining the appropriate level and mix of each element of compensation.
Base Salary
     We provide our executives with a base salary to compensate them for services rendered during the fiscal year. The base salary for each executive officer is guided by the relative salary levels for comparable positions in the industry and the assessed potential of the executive, as well as the individual’s scope of responsibility, personal performance, experience and length of service to the Company. Each executive officer’s base salary is reviewed annually and generally adjusted to account for inflation, the Company’s financial performance, any change in the executive officer’s responsibilities and the executive officer’s overall performance.
     Being informed of competitive industry salaries and trends through the report provided by Towers Perrin, and having reviewed the tally sheets prepared by management, the Compensation Committee sets the base salary for Robert W. Humphreys, Chairman and Chief Executive Officer. The Compensation Committee also sets and approves the base salary for other executive officers, after considering the Towers Perrin report, tally sheets, and base salary recommendations made by the Chief Executive Officer and the Vice President responsible for human resources. The Compensation Committee reviews this information, with no single factor necessarily weighted more heavily than another. This process generally results in salary increases for the executive officers that are, on average, aligned with our salary philosophy for other salaried employees.
Annual Incentive Compensation
     Cash bonuses are paid annually to executives pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan places a sizable percentage of annual cash compensation at risk and is designed to motivate and reward salaried employees to achieve and exceed annual business performance goals. Our Compensation Committee awards potential bonuses to executives at the beginning of each fiscal year, which are payable on the achievement during the fiscal year of objective performance goals determined by the Compensation Committee. The performance goals are objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals have been met. No bonuses are paid until the Compensation Committee certifies that the performance goals have been achieved. The Compensation Committee may, at its discretion, adjust the actual annual incentive compensation paid to executives.

Performance Goals
     The performance goals for annual incentive compensation that is based on the performance of the Company as a whole are based on return on capital employed, defined as the Company’s earnings before interest and taxes as a percentage of the twelve month average capital employed. For fiscal year 2010, the Compensation Committee reduced the required return on capital to earn the target value from 15% to 10% return on capital employed in order to more closely align the compensation program with the Company’s actual cost of capital, which has declined in recent years. For 2010, a 10% return on capital employed was required to achieve the target value, with a 3% return on capital employed achieving 25% of the target value and a 25% return on capital employed achieving 300% of the target value. No target value is achieved if the Company’s return on capital employed is less than 3%. In addition, incentives earned are adjusted upward or downward by the sales growth or decline of the Company from fiscal year to fiscal year. For example, if the Company had a 10% return on capital employed and the Company had a 10% growth in sales, the executive would earn 110% of the target value. If performance goals are not met by the Company, there is no guaranteed bonus payment. If performance goals are exceeded, there is a maximum bonus payout of 300% of the target value. In addition to the annual incentive compensation based on the performance of the Company as a whole, Ms. Watson, Mr. McGhee and Mr. Spires receive a portion of their target value based on the performance of their particular business unit (Junkfood Clothing Company, Delta Activewear and M. J. Soffe, LLC, respectively). The performance goal for Junkfood Clothing Company is based on targeted earnings before interest and taxes. The performance goals for the Delta Activewear and M. J. Soffe, LLC business units are based on a targeted return on capital employed for the individual business unit. There is no sales growth or decline adjustment to the business unit bonus plans. If performance goals are not met by the business unit, there is no guaranteed bonus payment. If performance goals are exceeded, there is no maximum limit; however, our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.
Target Value
     The target value of our Short-Term Incentive Compensation Plan award is set at a certain dollar amount per individual. The Compensation Committee approves the aggregate target values for the plan, as well as the individual target values for all executive officers. In setting the target values for each executive officer, the Compensation Committee primarily takes into consideration the level and responsibility of the executive’s position, the executive’s performance, the executive’s total compensation, the assessed potential of the executive, the recommendations from the Chief Executive Officer and the Vice President responsible for human resources, and any other factors deemed relevant in accomplishing the Company’s short-term goals. The 2010 target values were: $600,000 for Mr. Humphreys; $125,000 for Ms. Merrill; $150,000 for Ms. Watson; $172,500 for Mr. Spires; and $125,000 for Mr. McGhee.
     Based on the financial performance of Delta Apparel, Inc. for the fiscal year ended July 3, 2010, a bonus pool equal to 122.5% of the target values was earned.
Long-Term Incentive Compensation
     Our equity compensation programs consist of stock option grants under our Stock Award Plan and our Stock Option Plan. These are designed to attract and retain top executive talent, and align the financial interests of the executive management group with the long-term interests of our shareholders. Stock option grants are designed to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.
Stock Award Plan
     Stock options are awarded to executives pursuant to our Stock Award Plan. The options granted under the Stock Award Plan have an exercise price of $0.01 per share. In addition, the Company provides tax assistance on the vesting of the award whereby a cash payment is made to the executive equal to estimated taxes payable by the executive upon the exercise of the option. The Compensation Committee typically grants options under the Stock Award Plan to executives at the beginning of a fiscal year. Newly hired executive officers may receive their grant of stock options on their first date of employment with the Company. Additional options may be granted to executive officers in connection with promotions. As part of the negotiations of Mr. Humphreys’ employment agreement, options were granted to Mr. Humphreys at the beginning of fiscal year 2010 under the Stock Award Plan that are service-based. Of the options granted, 50% vested when we filed our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2010 fiscal year. The remaining options will vest when we file our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2011 fiscal year, provided that Mr. Humphreys is employed by the Company on that date.

     At the beginning of fiscal year 2010, options were granted to the other executive officers under the Stock Award Plan that were both service-based and performance-based options. These options will vest on the date we file our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2011 fiscal year. The service-based element under the Stock Award Plan requires that the executive continue to be employed on the date the options vest. Vesting of the performance-based options is based solely on achievement of objective performance goals as determined by the Compensation Committee. The vesting of these options is based on the achievement of the two-year average return on capital employed. Related to the grants made at the beginning of fiscal year 2010, the Compensation Committee reduced the required return on capital to achieve the 100% vesting from 15% to 10% return on capital employed in order to more closely align the compensation program to the Company’s actual cost of capital, which has declined in recent years. For the two-year award period ending with fiscal year 2011, a 10% two-year average return on capital will achieve a 100% vesting of the options granted, while a 5% two-year average will achieve 0% vesting and a 15% two-year average will achieve a 150% vesting of the options granted. The 150% vesting of the options granted is the maximum that can be earned under the Stock Award Plan.
     The number of options granted by an award is determined by the level and responsibility of the executive’s position, the executive’s performance, the executive’s total compensation, the assessed potential of the executive, the recommendation of the Chief Executive Officer and the Vice President responsible for human resources, and any other factors deemed relevant in accomplishing the Company’s long-term goals. In addition to these factors, the number of options granted to the executive under the plan is evaluated in the context of our historical and anticipated future stock appreciation.
Stock Option Plan
     Option grants under the Stock Option Plan have an exercise price equal to the closing price of our stock on the grant date and have an expiration date of up to 10 years after the grant date. Generally, options subject to the Stock Option Plan become exercisable in a series of installments over a three or four year period of time, contingent upon the executive’s continued employment with the Company. Accordingly, the option grant will provide a positive return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.
     The number of options granted by the Compensation Committee is determined at a level that is intended to create a meaningful opportunity for stock ownership based upon the executive’s current position, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation, and any other factors that are deemed relevant to accomplish the long-term goals of the Company. Options may be granted by the Compensation Committee at any time; however, grants typically are made on the first day of a fiscal year. Newly hired executive officers receive their grant of stock options on their first date of employment with the Company. Additional options may be granted to executive officers in connection with promotions.
Total Compensation
     In making decisions with respect to any element of an executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive, including base salary, annual incentive compensation and long-term incentive compensation. In addition, in reviewing and approving employment agreements for executive officers, the Compensation Committee considers the other benefits to which the officer is entitled under the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
Perquisites and Other Personal Benefits
     The Company does not provide its executives with any perquisites or other personal benefits that are not provided to its other employees, except that the Company provides a golf membership to Mr. Spires.

Tax and Accounting Considerations
     The accounting and tax treatment of compensation has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.
     Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual tax deduction for compensation paid to a Company employee, unless paid pursuant to a performance-based shareholder approved plan. We believe that the cash bonuses paid to the employees pursuant to the shareholder approved Short-Term Incentive Compensation Plan qualify as performance-based compensation exempt from the $1 million deduction limit. The options granted subsequent to November 2001 under the Company’s Stock Option Plan and Stock Award Plan may not qualify as performance-based compensation as the plans have not been approved by Delta Apparel, Inc.’s shareholders. We do not believe that this will cause the aggregate non-exempt compensation paid to any executive officer in fiscal year 2010 to exceed the $1 million deductibility limit. However, the Company believes that in fiscal year 2011 a portion of the compensation paid to Mr. Humphreys will not be deductible by the Company for federal income tax purposes.
Employment Agreements and Severance and Change in Control Benefits
     Robert W. Humphreys, our Chairman and Chief Executive Officer, has an employment agreement with Delta Apparel, Inc. dated June 12, 2009. The remaining executive officers, listed as follows, are parties to employment agreements with Delta Apparel, Inc. dated December 31, 2009.
Deborah H. Merrill, Vice President, Chief Financial Officer and Treasurer
Martha M. Watson, Vice President and Secretary and President of Junkfood Clothing Company
William T. McGhee, President of Delta Activewear
Kenneth D. Spires, President of M.J. Soffe, LLC
Employment Agreement with Robert W. Humphreys
     The agreement provides that Mr. Humphreys will receive a base annual salary of at least $690,000, subject to upward adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors and confirmed by the full Board of Directors. Mr. Humphreys will participate in the Company’s Short-Term Incentive Compensation Plan with a base of $600,000 during fiscal year 2010, $625,000 during fiscal year 2011, and $650,000 during fiscal year 2012, with the maximum payout of $1,500,000 for any single fiscal year. The calculation of Mr. Humphreys’ compensation under the Short-Term Incentive Compensation Plan will be the same as conducted annually by the Board of Directors for the other participants in the plan.
     Mr. Humphreys will also participate in the Stock Award Plan. The agreement provides that under the service portion of the Plan, Mr. Humphreys will receive a grant on June 29, 2009 that provides a two year award of options exercisable for 30,000 shares of Delta Apparel, Inc. stock per year upon the filing with the Securities and Exchange Commission of the Company’s Form 10-K for each of the fiscal years 2010 and 2011. Also under the service portion of the Plan, Mr. Humphreys will receive an annual grant on June 27, 2011 that provides an annual award of options exercisable for 30,000 shares of Delta Apparel, Inc. stock upon the filing with the Securities and Exchange Commission of the Company’s Form 10-K for fiscal year 2012. If shares are not available on the date of the award, a cash award will be made to Mr. Humphreys in the amount of the value of the award as of the close of the market on the date of the award. Pursuant to the Plan, the Company shall pay in cash an amount which will be approximately sufficient, after the payment of all applicable federal and state income taxes attributable to such payment, to pay the federal and state income taxes which Mr. Humphreys will incur by virtue of the vesting of such award (or portion thereof) whether received in the form of stock or cash.
     Mr. Humphreys will also be entitled to receive such perquisites as are provided by the Company from time to time to executives of the Company in comparable positions and such other benefits as are customarily available to executives of the Company.

     The agreement requires that Mr. Humphreys give the Company 180 days’ prior written notice of his voluntary termination of employment. The Company may terminate Mr. Humphreys’ employment with or without cause upon written notice. If the Company terminates Mr. Humphreys’ employment without cause or Mr. Humphreys terminates his employment because of a material breach of the agreement by the Company, the Company, for a period of 12 months, will continue to pay Mr. Humphreys’ base salary, will pay 100% of his Short-Term Incentive Compensation base amount for the fiscal year in which his employment was terminated, and will continue to provide the life, medical, and disability insurance provided to him prior to termination or, if different, the life, medical, and disability insurance provided to other executives during such 12 month period. The agreement provides for 6 months of base salary continuation to Mr. Humphreys’ estate following his death, and provides for base salary and benefits continuation for 6 months following termination of employment because of disability.
     If within one year of a Change of Control (as defined in the agreement), Mr. Humphreys terminates his employment for Good Reason (as defined in the agreement) or the Company terminates Mr. Humphreys’ employment for any reason other than Cause (as defined in the agreement), death, or disability, then the Company must pay to Mr. Humphreys (i) an amount equal to his annual base salary in effect on the termination date, (ii) an amount equal to the full amount of the cash Short-Term Incentive Compensation target during the fiscal year in which the termination occurs, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination at levels and rates substantially equal to those applicable to him prior to such termination, and (iv) outplacement assistance.
     Upon a termination of Mr. Humphreys’ employment, Mr. Humphreys is generally prohibited for twelve months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States of America, and Mr. Humphreys’ employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing. The agreement also includes non-solicitation provisions, which apply to employees, customers and suppliers for a period of two years from expiration of the term of the agreement or termination of employment, non-disclosure provisions, and non-disparagement provisions.
     The agreement continues until the date of the filing with the Securities and Exchange Commission of the Company’s Form 10-K for fiscal year 2012.
Employment Agreements with other Named Executive Officers
     The employment agreements with the other Named Executive Officers are identical except for the employees’ initial job titles and initial base salaries set forth below:

Deborah H. Merrill Vice President, Chief Financial Officer and Treasurer	$253,000
Martha M. Watson Vice President and Secretary President, Junkfood Clothing Company	$250,000
William T. McGhee President, Delta Activewear	$221,500
Kenneth D. Spires President, M.J. Soffe, LLC	$310,000
     Each agreement entitles the employee to (i) the initial base salary set forth above (subject to upward adjustment), (ii) participate in the Company’s Short-Term Incentive Compensation Plan, and (iii) receive the fringe benefits provided to executives in comparable positions including vacations and life, medical and disability insurance. The agreements all have terms that expire on December 31, 2012.

     If the employee dies during the term of the agreement, we will continue to pay his or her base salary in effect at the time of death to his or her estate for 6 months. If the employee becomes disabled (as defined in the agreement) during the term, he or she will continue to receive base salary and benefits for a period of 6 months. If the Company terminates the employee’s employment without cause (as defined in the agreement) or the employee terminates employment because the Company has breached the agreement and in each case no change of control (as defined in the agreement) has occurred, then the employee is entitled to receive base salary and incentive compensation ranging from 3 months base salary and 25% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for less than one year up to 12 months base salary and 100% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for three or more years, in all cases paid out in equal monthly payments over the period of base salary continuation. To the extent permitted under Internal Revenue Code (“IRC”) Section 409A, the sum of applicable base salary and incentive compensation shall be divided into equal monthly payments and paid to the executive over the applicable payout period, depending on the executive’s years of service at the time of termination. The Company will also make the employee’s COBRA payments for medical insurance for the applicable payout period unless the employee receives reasonably comparable benefits from another employer.
     If within one year after a Change of Control (as defined in the agreement), the employee terminates employment for Good Reason (as defined in the agreement) or the Company terminates the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then the employee is entitled to receive an amount equal to one year’s base salary for the fiscal year prior to termination plus the cash incentive compensation received by the employee for the most recent fiscal year. The Company must also provide out-placement assistance and continue coverage under the Company’s various welfare and benefit plans in effect at the time of termination for 12 months.
     Each agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments the employee would receive from the Company would require the Company to report an excess parachute payment. The agreements include non-competition, non-solicitation (with respect to both employees and customers), non-disclosure and non-disparagement provisions.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee overseas the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and incorporation by reference into the Company’s 2010 Annual Report on Form 10-K.

Compensation Committee

William F. Garrett, Chair	David T. Peterson	Robert E. Staton, Sr.

ITEM 3. APPROVAL OF THE DELTA APPAREL, INC. 2010 STOCK PLAN
Item 3 on Proxy Card
     On September 15, 2010, the Board of Directors of the Company unanimously approved, subject to shareholder approval at the Annual Meeting, the Delta Apparel, Inc. 2010 Stock Plan (“2010 Stock Plan”). The Company’s previous equity compensation plans, the Delta Apparel, Inc. Stock Option Plan and the Incentive Stock Award Plan, expired in 2010. Therefore, the Board of Directors has approved the 2010 Stock Plan to continue to afford our Board and the Compensation Committee of the Board the ability to offer a variety of compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among our executives, key employees and directors.
     Management and the Board of Directors believe that the 2010 Stock Plan will provide a means of giving existing and new employees, as well as non-employee directors, an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company, and stimulating their efforts on the Company’s behalf. Further, as discussed in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Plan provides an important tool in the Company’s overall policy of establishing compensation programs that serve to retain those individuals with leadership abilities necessary for increasing long-term shareholder value while aligning the interests of our officers and directors with those of our shareholders.
     The complete text of the 2010 Stock Plan is attached as Exhibit A. The following description of the 2010 Stock Plan is a summary of certain terms and is qualified entirely by reference to Exhibit A.
Description of the 2010 Stock Plan
     The purpose of the 2010 Stock Plan is to promote the long-term success of Delta Apparel, Inc. and to provide meaningful incentives to members of the Company’s Board of Directors, officers, and key employees that are aligned with, and supportive of, the attainment of business goals that will enhance shareholder value.
     Administration. The 2010 Stock Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee will consist of at least three directors, and all determinations of the Committee shall be made by the majority of its members. The Committee will have authority to determine the employees and directors to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan and to waive any terms and conditions at any time. The Committee is authorized to interpret the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.
     Plan Participation. Only employees of Delta Apparel, Inc. and its subsidiaries and affiliates, and members of the Company’s Board of Directors are eligible to participate in the 2010 Stock Plan. There are approximately 7,000 employees, including all executive officers of the Company, and nine non-employee director nominees that would currently be eligible to participate in the 2010 Stock Plan.
     Types of Awards. The awards available under the 2010 Stock Plan consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and cash awards.
     Shares Subject to This Plan. The aggregate number of shares of Common Stock that may be delivered under the 2010 Stock Plan will be 500,000 plus any shares of Common Stock subject to outstanding awards as of November 11, 2010 under the Delta Apparel, Inc. Stock Option Plan and Incentive Stock Award Plans (collectively, the “Prior Plans”), that are subsequently forfeited or terminated for any reason before being exercised. As of September 17, 2010, there were 1,139,500 outstanding awards under the Prior Plans. All shares available for grant are subject to adjustment in the event of stock splits, stock dividends and other capital changes. If any award under the 2010 Stock Plan or Prior Plans terminates without having been exercised in full, or if any award under the 2010 Stock Plan or Prior Plans is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which the award was not exercised or for which cash was substituted will be available for future grants. Shares of restricted stock that have been forfeited and shares held back in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an award shall also be available for future grants. No fractional shares may be issued under the 2010 Stock Plan.
     Annual Limits on Awards. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year. Under this annual per-person limitation, no person may receive in any calendar year: (i) stock options relating to more than 150,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance criteria relating to more than 75,000 shares; (iii) stock appreciation rights relating to more than 150,000 shares, or (iv) performance stock relating to more than 75,000 shares. Under the 2010 Stock Plan, the maximum cash payment that may be made to a single participant in any calendar year under a performance unit award or other cash award shall not exceed 200% of the participant’s salary for the performance period.
     Other Limits on Awards. The awards of restricted stock, restricted stock units and performance stock granted under the 2010 Stock Plan in any one calendar year are limited to 125,000 shares of Common Stock in the aggregate; provided that any portion of such share limit not reserved for grants of restricted stock, restricted stock units or performance stock made in any calendar year beginning in 2010, shall be added to the share limit for subsequent calendar years.
     Stock Options. The Committee is authorized to grant stock options, giving the participant the right to purchase stock at a predetermined price, the exercise price, upon exercise. The exercise price of an option will be determined by the Committee, but in no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the stock. The Committee will determine the term of each option, with the maximum term of each option being ten years from the date of grant. Subject to this limit, the times at which each option will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. In general, options may be exercised by payment of the exercise price in cash or shares. Methods of exercise will be determined by the Committee. Options granted under the 2010 Stock Plan may be nonqualified stock options or incentive stock options. Awards of incentive stock options under the 2010 Stock Plan will be subject to certain additional restrictions.
     Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted by the Committee, entitling the participant on exercise to receive an amount in cash or Common Stock, or combination of cash and Common Stock, as may be determined by the Committee, determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of stock. SARs may be based solely on the appreciation in the fair market value of the Company’s Common Stock or on a comparison of such appreciation with some other measure of market growth such as, but not limited to, appreciation in a recognized market index.
     Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. These stock-based awards will be subject to the terms and conditions established by the Committee. The shares of restricted stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee. During the period of restriction, the participants holding shares of restricted stock and restricted stock units will have no voting rights and will not receive cash dividends and other distributions paid with respect to the shares of restricted stock or restricted stock units in question, including any dividends and distributions paid in shares.
     Stock and Stock Unit. The Committee may grant awards in shares of stock and/or units that are based on a value based on a share of stock that is defined by the Committee.
     Performance-Based Awards. The Committee may impose conditions and performance goals that must be met prior to the vesting or receipt of payment under any award. The Committee may also make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals. These awards shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. Certain awards may be granted in a manner which is deductible under Section 162(m) of the IRS Code. The performance goals, which must be objective, shall be based upon one or more of the following performance measures: return on invested capital, net operating profit (before or after tax), revenue, operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), cash flow (defined as operating cash flow, free cash flow or any other defined cash flow measure), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital employed, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.
     The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the IRS Code, the performance goals may be calculated without regard to extraordinary items.
     Termination of Employment. Generally, a participant in the 2010 Stock Plan may exercise his options during the participant’s lifetime provided the option has vested, the participant is employed or serves as a member of the Board and the option has not expired. In the event a participant’s employment or service is terminated, a participant may exercise his options to the extent exercisable at such time, for up to three months from the date of termination. If a participant retires (as defined in the 2010 Stock Plan), the three month period during which such options may be exercised is extended to one year. If a participant dies or becomes disabled (as defined in the 2010 Stock Plan) while employed by or serving as a director of the Company, the three month period is also extended to one year and all unvested options immediately and automatically vest upon death or disability. Any unvested portion of a restricted stock award or restricted stock unit award shall terminate upon the termination of employment or service for any reason. Notwithstanding the foregoing, in the event of the death or disability of a participant of a restricted stock award or restricted stock unit award while an employee or director, the unvested portion of the award shall become fully vested.
     Transferability. Unless otherwise determined by the Committee, awards granted under the 2010 Stock Plan are not transferable other than by will or by the laws of descent and distribution.
     Change of Control. In the event of a change of control (as defined in the 2010 Stock Plan), all options shall become fully vested and exercisable, all restrictions on restricted stock and restricted stock units shall be terminated, all performance goals shall be deemed achieved at target levels and all other terms and conditions shall be deemed met to deliver all performance stock, and pay out all performance units and restricted stock units, subject to compliance with Section 409A of the IRS Code.
     Amendment and Termination. The Committee may amend or terminate the 2010 Stock Plan in any respect at any time, provided that no such amendment will, without the approval of the shareholders of the Company, result in a change for which shareholder approval is required in order for the Plan to continue to qualify for the award of incentive stock options (“ISOs”) or for the award of performance-based compensation under Section 162(m) of the Code. In any case, no amendment may alter or impair any of the rights of a participant under any awards previously granted, without the participant’s consent.
     Federal Income Tax Consequences. The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the difference between the value of the shares and the exercise price will be taken into account in determining the participant’s income for alternative minimum tax purposes. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the fair market value of the shares received.
     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (described below), the gain realized from the sale will be taxable as ordinary income to the extent it is not more than the difference between the fair market value of the ISO shares at the date of exercise minus the exercise price, and any remaining gain will be treated as capital gain. If the disposition occurs after the ISO holding periods are met, all of the gain or loss will be taxable as long-term capital gain or loss. The ISO holding period requirements are met if the shares acquired by the exercise of an ISO are held for at least two years from the date the ISO is granted and at least one year from the date the ISO is exercised.
     The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR or the sale of shares acquired by the exercise of an ISO before the applicable ISO holding period requirements are met. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.
     With respect to awards other than options and SARs that result in a transfer to the participant of shares or other property, the participant generally must recognize ordinary income equal to the fair market value of shares or other property actually received on the date the shares become vested or if later, the date vested shares are delivered in settlement of the award, and the Company is entitled to a corresponding tax deduction. A participant may make an early income election with respect to the receipt of unvested shares, in which case the participant will realize ordinary income equal to the value of the stock on the date it is transferred to him or her. If the stock later vests and is sold, any gain from the sale will be taxable as capital gain. The Company would be entitled to a deduction for the amount of ordinary income realized by the participant when the early income election is made. Cash compensation paid under the 2010 Stock Plan will be taxable as ordinary income when received and, in general, the Company would be entitled to a corresponding tax deduction.
     Compensation that qualifies as performance-based compensation is exempt from the $1 million deductibility limitation of Section 162(m) of the IRS Code. In general, it is anticipated that options and SARs granted under the 2010 Stock Plan and other awards that are conditioned upon achievement of performance goals based upon criteria described above, would qualify as performance-based compensation. As there are a number of requirements that must be met in order for particular compensation to qualify, there can be no assurance that such compensation under the 2010 Stock Plan will be fully deductible under all circumstances. In addition, other awards under the 2010 Stock Plan may or may not qualify depending on the terms of the awards. If the 2010 Stock Plan is approved, the Company will be able to structure annual and other cash incentive awards in a manner that should qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m) of the IRS Code.
     The preceding summary is based upon an analysis of the IRS Code as currently in effect and only provides a general description of the application of federal income tax laws to certain awards under the 2010 Stock Plan. It is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants of awards under the 2010 Stock Plan.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE DELTA APPAREL, INC. 2010 STOCK PLAN.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
     The following table provides summary information concerning the compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the three year period ended July 3, 2010.

					Non-Equity
			Option		Incentive Plan	All Other
Name and		Salary	Awards		Compensation	Compensation	Total
Principal Position	Year	($)	($) (1)		($) (2)	($) (3)	($)

Robert W. Humphreys	2010	$690,000	$707,700		$735,000	$7,875	$2,140,575
Chairman and Chief Executive Officer	2009	$669,167	—		$451,800	$7,817	$1,128,784
(Principal Executive Officer)	2008	$650,000	$730,135	(4)	$150,000	$9,000	$1,539,135

Deborah H. Merrill	2010	$251,083	$235,900	(5)	$153,125	$10,013	$650,121
Vice President, Chief	2009	$227,500	—		$94,125	$9,100	$330,725
Financial Officer & Treasurer	2008	$198,333	$356,088	(5)	$45,000	$9,282	$608,703
(Principal Financial Officer)

Martha M. Watson	2010	$250,000	$235,900	(5)	$210,750	$8,396	$705,046
Vice President & Secretary and	2009	$207,656	—		$75,300	$8,306	$291,262
President, Junkfood Clothing	2008	$183,750	$333,866	(5)	$37,500	$10,092	$565,208
Company

William T. McGhee	2010	$221,500	$141,540	(5)	$50,725	$6,660	$420,425
President, Delta Activewear	2009	$221,500	—		$18,825	$6,411	$246,736
	2008	$215,000	$355,158	(5)	$12,500	$6,450	$589,108

Kenneth D. Spires	2010	$306,154	$235,900	(5)	$95,673	$8,834	$646,561
President, M. J. Soffe, LLC	2009	$294,808	—		$97,474	$10,994	$403,276
	2008	$281,538	$384,658	(5)	$53,741	$15,438	$735,375

(1)	Amounts do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The grants made pursuant to the Company’s Incentive Stock Award Plan include tax assistance that is paid by the Company. The grant date fair value of these awards is increased by 75%, the approximate value of the tax assistance. The assumptions used in calculating compensation costs are described more fully in Footnote 12 in the Company’s financial statements in the Form 10-K for the year ended July 3, 2010, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in fiscal year 2010.

(2)	This column represents the amounts earned by the Named Executive Officer in fiscal years 2010, 2009 and 2008 pursuant to the Company’s Short-Term Incentive Compensation Plan. Additional information regarding the potential threshold, target and maximum payouts underlying the Non-Equity Incentive Plan Compensation column is included in the Grants of Plan-Based Awards table.

(3)	This column represents the matching contributions by the Company to the Company’s 401(k) savings plan. The Company’s Named Executive Officers do not receive perquisites that would exceed an aggregate of $10,000 each. Each of Martha M. Watson and

William T. McGhee use a company-leased apartment in Los Angeles, California and Atlanta, Georgia, respectively. Use of these corporate apartments is for the convenience of the Company and is integrally and directly related to the performance of Ms. Watson’s and Mr. McGhee’s duties. Therefore, use of these apartments is not deemed to be a perquisite.

(4)	The amount shown is the aggregate grant date fair value of performance-based awards based upon the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value would be $1,095,203.

(5)	The amount shown includes the aggregate grant date fair value of both service and performance-based awards, with the performance-based award using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for 2010 grants would be:$283,080 each for Ms. Merrill, Ms. Watson and Mr. Spires; and $169,848 for Mr. McGhee. Likewise, for 2008 grants, assuming the highest level of performance conditions were met, the grant date fair value would be:$475,131 for Ms. Merrill; $441,799 for Ms. Watson; $488,487 for Mr. McGhee; and $517,987 for Mr. Spires.
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010
     The following table provides information regarding plan-based awards under the Company’s Stock Award Plan and Stock Option Plan granted during fiscal year 2010 to Named Executive Officers:

										All Other
										Option			Grant
										Awards:	Exercise	Closing	Date Fair
		Estimated Future Payouts					Estimated Future Payouts			Number of	or Base	Market	Value of
		Under Non-Equity					Under Equity Incentive			Securities	Price of	Price on	Stock and
		Incentive Plan Awards					Plan Awards			Underlying	Option	Date of	Option
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum	Options	Awards	Grant	Awards
Name	Date	($) (1)	($)		($)		(#)	(#)	(#)	(#)	($/Sh) (2)	($/Sh)	($)

Robert W. Humphreys	June 29, 2009	$150,000	$600,000		$1,500,000	(3)	—	—	—	—	—	—	—
	June 29, 2009	—	—		—		—	—	—	60,000	$0.01	$6.84	$707,700

Deborah H. Merrill	June 29, 2009	$31,250	$125,000		$375,000		—	—	—	—	—	—	—
	June 29, 2009	—	—		—		—	8,000	12,000	—	$0.01	$6.84	$94,360
	June 29, 2009	—	—		—		—	—	—	12,000	$0.01	$6.84	$141,540

Martha M. Watson	June 29, 2009	$50,000	$150,000	(4)	$1,500,000	(4)	—	—	—	—	—	—	—
	June 29, 2009	—	—		—		—	8,000	12,000	—	$0.01	$6.84	$94,360
	June 29, 2009	—	—		—		—	—	—	12,000	$0.01	$6.84	$141,540

William T. McGhee	June 29, 2009	$11,250	$125,000	(5)	$1,500,000	(5)	—	—	—	—	—	—	—
	June 29, 2009	—	—		—		—	4,800	7,200	—	$0.01	$6.84	$56,616
	June 29, 2009	—	—		—		—	—	—	7,200	$0.01	$6.84	$84,924

Kenneth D. Spires	June 29, 2009	$43,125	$172,500	(6)	$1,500,000	(6)	—	—	—	—	—	—	—
	June 29, 2009	—	—		—		—	8,000	12,000	—	$0.01	$6.84	$94,360
	June 29, 2009	—	—		—		—	—	—	12,000	$0.01	$6.84	$141,540

(1)	Represents the minimum amount payable for 2010 annual incentives under our Short-Term Incentive Compensation Plan, assuming that a certain level of operating income and return on capital employed is attained. Otherwise, the Named Executives receive no bonus.

(2)	The exercise price of the options is $0.01 per share pursuant to the Company’s Stock Award Plan.

(3)	The Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.

(4)	Ms. Watson’s cash bonus target amount is $100,000 based on the performance of the Company as a whole and $50,000 based on the performance of the Junkfood Clothing business unit. The plan for the Company as a whole has a maximum payout of 300%; however, the plan based on the business unit does not have a maximum. The Short-Term Incentive Compensation Plan, however, states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.

(5)	Mr. McGhee’s cash bonus target amount is $25,000 based on the performance of the Company as a whole and $100,000 based on the performance of the Delta Activewear business unit. The plan for the Company as a whole has a maximum payout of 300%; however, the plan based on the business unit does not have a maximum. The Short-Term Incentive Compensation Plan, however, states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.

(6)	Mr. Spires’ cash bonus target amount is $25,000 based on the performance of the Company as a whole and $147,500 based on the performance of the M. J. Soffe business unit. The plan for the Company as a whole has a maximum payout of 300%; however, the plan based on the business unit does not have a maximum. The Short-Term Incentive Compensation Plan, however, states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
     The following table provides information about the number of outstanding equity options held by the Company’s Named Executive Officers at July 3, 2010:

			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Robert W. Humphreys	62,500	—	—	$11.275	July 5, 2014
	250,000	—	—	$13.350	July 3, 2015
	—	30,000 (1)	—	$0.010	September 2, 2010
	—	30,000 (1)	—	$0.010	September 1, 2011

Deborah H. Merrill	2,000	—	—	$11.275	July 5, 2014
	12,000	—	—	$13.350	July 3, 2015
	30,000	—	—	$17.240	July 3, 2015
	13,334 (2)	26,666 (2)	—	$8.300	February 8, 2018
	—	12,000 (3)	8,000 (3)	$0.010	September 1, 2011

Martha M. Watson	8,000	—	—	$11.275	July 5, 2014
	56,000	—	—	$13.350	July 3, 2015
	13,334 (2)	26,666 (2)	—	$8.300	February 8, 2018
	—	12,000 (3)	8,000 (3)	$0.010	September 1, 2011

			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
William T. McGhee	40,000	—	—	$17.400	July 3, 2015
	10,000 (2)	20,000 (2)	—	$8.300	February 8, 2018
	—	7,200 (3)	4,800 (3)	$0.010	September 1, 2011

Kenneth D. Spires	14,000	—	—	$11.275	July 5, 2014
	70,000	—	—	$13.350	July 3, 2015
	13,334 (2)	26,666 (2)	—	$8.300	February 8, 2018
	—	12,000 (3)	8,000 (3)	$0.010	September 1, 2011

(1)	These options, granted under the Stock Award Plan, vest equally over two years. One-half of the grant vested on September 1, 2010, the date the Company filed its Annual Report on Form 10-K for the year ended July 3, 2010. The remaining options vest the day the Company files its Annual Report on Form 10-K for the year ending July 2, 2011 (which is anticipated to be August 31, 2011) and expire the following day.

(2)	These options, granted under the Stock Option Plan, vest equally over three years. One-third of the grant vested on July 3, 2010, with the remaining options vesting on July 2, 2011 and June 30, 2012. These options have a ten year life from grant date.

(3)	These options, granted under the Stock Award Plan, vest the day the Company files its Annual Report on Form 10-K for the year ending July 2, 2011 (which is anticipated to be August 31, 2011) and expire the following day. The number of incentive-based options represents 100% of the awards granted. Vesting of these shares is contingent on the Company attaining the performance criteria, which is based on the Company’s two-year average return on capital employed.
FISCAL YEAR 2010 OPTION EXERCISES
     The following table shows all stock options exercised and value realized upon exercise by the Named Executive Officers during fiscal year 2010:

	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)(1)

Robert W. Humphreys	1,840	$27,917
Deborah H. Merrill	600	$9,104
Martha M. Watson	544	$8,254
William T. McGhee	672	$10,196
Kenneth D. Spires	672	$10,196

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised. Amount shown includes the tax assistance included on the awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The following is a summary setting forth potential payments payable to the Named Executive Officers upon termination of employment or a change in control of the Company under their current employment arrangements and our other compensation programs. Specifically, compensation payable to each Named Executive Officer upon retirement, involuntary termination without cause, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of July 3, 2010, and, therefore, includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s Common Stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination.
Payments Made Upon Any Termination
     Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:
•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreements);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k) Plan.
Payments Made Upon Retirement
     Pursuant to the Company’s retirement policy, an employee must have reached the age of 62 in order to receive retirement benefits. None of the Named Executive Officers was eligible to receive retirement benefits as of July 3, 2010.
Payments Made Upon Involuntary Termination for Cause
     In the event any Named Executive Officer is terminated for cause (as defined by his or her employment agreement), the executive is not entitled to receive any payments other than those payments identified under the heading “Payments Made Upon Any Termination” above.
Payments Made Upon Involuntary Termination Without Cause
     As a result of employment agreements entered into by the Company with the Named Executive officers, in the event that a Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:
•	in the case of Mr. Humphreys, twelve months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs. In addition, the full award of incentive stock (granted pursuant to the Stock Award Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated will immediately and automatically vest and be exercisable;

•	in the case of Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, twelve months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination; and

•	in the case of Mr. Humphreys, Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, continuation of group life, disability and medical insurance coverage for twelve months at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period.
Payments Made Upon a Change in Control
     As discussed in detail in the Compensation Discussion and Analysis, the employment agreements, along with the Stock Award Plan, contain change in control provisions. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:
•	in the case of Mr. Humphreys, if no termination results from the change in control, all then-outstanding unvested options will immediately and automatically vest and be exercisable. If termination results from the change in control, twelve months of base salary, payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs, and the full award of incentive stock (granted pursuant to the Stock Award Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated will immediately and automatically vest and be exercisable;

•	in the case of Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, all then-outstanding unvested options will immediately and automatically vest and be exercisable;

•	in the case of Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, if termination results from the change in control, twelve months of base salary and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination; and

•	in the case of termination resulting from the change in control, Mr. Humphreys, Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires receive continuation of group life, disability and medical insurance coverage for twelve months at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period. In addition, outplacement assistance will be provided to the executives.
Payments Made Upon Death or Permanent Disability
     In the event of the death or permanent disability of a Named Executive Officer, the executive would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:
•	in the case of Mr. Humphreys, six months of base salary continuation and the full award of incentive stock (granted pursuant to the Stock Award Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated resulting from death or permanent disability will immediately and automatically vest and be exercisable;

•	in the case of Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, six months of base salary continuation;

•	in the case of Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, the then-outstanding unvested options granted pursuant to the Company’s Stock Award Plan will immediately and automatically vest based on the pro-rata portion of the vesting period prior to the date of death or permanent disability; and

•	in the case of Mr. Humphreys, Ms. Merrill, Ms. Watson and Messrs. McGhee and Spires, continuation of group life, disability and medical insurance coverage for six months at levels and rates equal to those immediately prior to date of permanent disability or, if different, as provided to other executive level employees during such applicable period.

     The following tables summarize the potential payments payable to the Named Executive Officers upon termination of employment, as described above. Amounts in the tables exclude those payments identified under the heading “Payments Made Upon Any Termination”.
Robert W. Humphreys

	Involuntary	Termination for	Change in
	Termination	Change in	Control without
Payments upon	without Cause	Control	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)

Compensation
Base Salary	$720,000	$720,000	—	$360,000	$360,000
Non-Equity Incentive Compensation	$600,000	$600,000	—	—	—
Equity Options and Awards
- Stock Option Plan	—	—	—	—	—
- Stock Award Plan (1)	$731,325	$1,462,650	$1,462,650	$731,325	$731,325

Benefits and Perquisites
Insurance Benefits	$7,800	$7,800	—	—	$3,900
Outplacement Services	—	$5,000	—	—	—

(1)	The value of payments received from the Stock Award Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $0.01 exercise price, multiplied by the number of options. The resulting amount is increased by 75%, the approximate value of the tax assistance paid by the Company related to options exercised on the Stock Award Plan.
Deborah H. Merrill

	Involuntary	Termination for	Change in
	Termination	Change in	Control without
Payments upon	without Cause	Control	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)

Compensation
Base Salary	$253,000	$253,000	—	$126,500	$126,500
Non-Equity Incentive Compensation	$153,125	$153,125	—	—	—
Equity Options and Awards
- Stock Option Plan (1)	—	$150,400	$150,400	—	—
- Stock Award Plan (2)	—	$487,550	$487,550	$243,775	$243,775

Benefits and Perquisites
Insurance Benefits	$2,392	$2,392	—	—	$1,196
Outplacement Services	—	$5,000	—	—	—

(1)	The value of payments received from the Stock Option Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $8.30 exercise price, multiplied by the number of options.

(2)	The value of payments received from the Stock Award Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $0.01 exercise price, multiplied by the number of options. The resulting amount is increased by 75%, the approximate value of the tax assistance paid by the Company related to options exercised on the Stock Award Plan.

Martha M. Watson

	Involuntary	Termination for	Change in
	Termination	Change in	Control without
Payments upon	without Cause	Control	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)

Compensation
Base Salary	$265,000	$265,000	—	$132,500	$132,500
Non-Equity Incentive Compensation	$210,750	$210,750	—	—	—
Equity Options and Awards
- Stock Option Plan (1)	—	$150,400	$150,400	—	—
- Stock Award Plan (2)	—	$487,550	$487,550	$243,775	$243,775

Benefits and Perquisites
Insurance Benefits	$5,512	$5,512	—	—	$2,756
Outplacement Services	—	$5,000	—	—	—

(1)	The value of payments received from the Stock Option Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $8.30 exercise price, multiplied by the number of options.

(2)	The value of payments received from the Stock Award Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $0.01 exercise price, multiplied by the number of options. The resulting amount is increased by 75%, the approximate value of the tax assistance paid by the Company related to options exercised on the Stock Award Plan.
William T. McGhee

	Involuntary	Termination for	Change in
	Termination	Change in	Control without
Payments upon	without Cause	Control	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)

Compensation
Base Salary	$221,500	$221,500	—	$110,750	$110,750
Non-Equity Incentive Compensation	$50,725	$50,725	—	—	—
Equity Options and Awards
- Stock Option Plan (1)	—	$112,800	$112,800	—	—
- Stock Award Plan (2)	—	$292,530	$292,530	$146,265	$146,265

Benefits and Perquisites
Insurance Benefits	$7,384	$7,384	—	—	$3,692
Outplacement Services	—	$5,000	—	—	—

(1)	The value of payments received from the Stock Option Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $8.30 exercise price, multiplied by the number of options.

(2)	The value of payments received from the Stock Award Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $0.01 exercise price, multiplied by the number of options. The resulting amount is increased by 75%, the approximate value of the tax assistance paid by the Company related to options exercised on the Stock Award Plan.

Kenneth D. Spires

	Involuntary	Termination for	Change in
	Termination	Change in	Control without
Payments upon	without Cause	Control	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)

Compensation
Base Salary	$310,000	$310,000	—	$155,000	$155,000
Non-Equity Incentive Compensation	$95,673	$95,673	—	—	—
Equity Options and Awards
- Stock Option Plan (1)	—	$150,400	$150,400	—	—
- Stock Award Plan (2)	—	$487,550	$487,550	$243,775	$243,775

Benefits and Perquisites
Insurance Benefits	$8,012	$8,012	—	—	$4,006
Outplacement Services	—	$5,000	—	—	—

(1)	The value of payments received from the Stock Option Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $8.30 exercise price, multiplied by the number of options.

(2)	The value of payments received from the Stock Award Plan are based upon the closing price of the Company common shares on July 2, 2010 less the $0.01 exercise price, multiplied by the number of options. The resulting amount is increased by 75%, the approximate value of the tax assistance paid by the Company related to options exercised on the Stock Award Plan.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information regarding shares of Common Stock issuable pursuant to equity compensation plans as of July 3, 2010:

Number of Securities
		Weighted Average	Remaining Available for
	Number of Securities to	Exercise Price of	Future Issuance under Equity
	be Issued upon Exercise	Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants	(Excluding Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	1,209,500	$10.07	344,718

Total	1,209,500	$10.07	344,718

     Under the Stock Option Plan, options may be granted covering up to 2,000,000 shares of common stock. Options are granted by the Compensation Committee of our Board of Directors to our officers and key and middle level executives for the purchase of our stock at prices not less than the fair market value of the shares on the date of grant.
     Under the Stock Award Plan, the Compensation Committee of our Board of Directors has the discretion to grant awards for up to an aggregate maximum of 800,000 common shares. The Stock Award Plan authorizes the Committee to grant to our officers and key and middle level executives rights to acquire common shares at a cash purchase price of $0.01 per share.

DIRECTOR COMPENSATION
     The Company does not pay any director who is also an employee of the Company or any of its subsidiaries for his or her service as a director.
     In fiscal year 2010, non-employee directors received the following compensation:
•	$20,000 annual retainer;

•	a grant of 1,000 shares of Common Stock;

•	in the case of the Audit Committee, a $5,000 annual retainer for the committee chairperson and $3,000 for the committee members;

•	in the case of the Compensation and Corporate Governance Committees, a $2,000 annual retainer for the committee chairpersons and $1,500 for the committee members;

•	up to $5,000 every two-year period for Board of Director education; and

•	reasonable travel expenses to attend meetings.
     The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal year 2010:

	Fees Earned or	Stock
Name	Paid in Cash ($)	Awards ($) (1)	Total ($)

James A. Cochran	$22,500	$6,840	$29,340

William F. Garrett	$21,500	$6,840	$28,340

Elizabeth J. Gatewood	$24,000	$6,840	$30,840

Dr. A. Max Lennon	$24,500	$6,840	$31,340

E. Erwin Maddrey, II	$24,500	$6,840	$31,340

Buck A. Mickel	$19,500	—	$19,500

David T. Peterson	$24,000	$6,840	$30,840

Robert E. Staton, Sr.	$22,500	$6,840	$29,340

(1)	Each non-employee director was granted 1,000 shares of Common Stock which vested upon the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended July 3, 2010. Amounts shown represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.
     For fiscal year 2011, we expect the compensation for non-employee directors to remain the same as fiscal year 2010, except that the annual cash retainer will be increased to $21,000 and the cash retainers for the Compensation and Corporate Governance Committees will be increased to $3,000 for the committee chairpersons and $2,500 for the committee members.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of September 17, 2010 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table and (iv) all current directors and executive officers as a group. Unless otherwise indicated, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown.

			Option Shares
	Common Stock		Currently
	Beneficially		Exercisable or
5% Shareholders, Directors and	Owned		Exercisable	Percentage
Executive Officers	Excluding Options		within 60 Days	Including Options

FMR LLC Edward C. Johnson Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	859,700	(1)	—	10.1%

Franklin Resources, Inc. Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	775,000	(2)	—	9.1%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	722,926	(3)	—	8.5%

Aegis Financial Corporation Scott L. Barbee 1100 N. Glebe Rd., Suite 1040 Arlington, VA 22201	700,378	(4)	—	8.2%

Wilen Management Company, Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093	674,001	(5)	—	7.9%

E. Erwin Maddrey, II 233 North Main Street, Suite 200 Greenville, SC 29601	784,502	(6)	1,000 (7)	9.2%

Micco Corporation Post Office Box 6847 Greenville, SC 29606	474,052	(8)	—	5.6%

James A. Cochran	—		1,000 (7)	*

William F. Garrett	6,896		1,000 (7)	*

Elizabeth J. Gatewood	2,538		1,000 (7)	*

		Option Shares
	Common Stock	Currently
	Beneficially	Exercisable or
5% Shareholders, Directors and	Owned	Exercisable	Percentage
Executive Officers	Excluding Options	within 60 Days	Including Options

Robert W. Humphreys	368,073	342,500	8.3%

Dr. A. Max Lennon	17,754	1,000 (7)	*

William T. McGhee	1,672	50,000	*

Deborah H. Merrill	15,148	57,334	*

David R. Palmer	7,670	20,667	*

David Peterson	20,603	1,000 (7)	*

Kenneth D. Spires	73,728	97,334	2.0%

Robert E. Staton, Sr.	250	1,000 (7)	*

Martha M. “Sam” Watson	59,556	77,334	1.6%

All current directors and executive officers as a group (13 persons)	1,358,390 (9)	652,169 (9)	23.6%

*	Less than 1% of the shares deemed outstanding.

(1)	The information set forth above is based on a Schedule 13F-HR that was filed by FMR LLC (“FMR”) with the Securities and Exchange Commission on August 16, 2010 with respect to our common stock. In Amendment No. 65 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 16, 2010 with respect to the Company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 859,700 shares. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement with the other holders of all of the other Series B shares under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	The information set forth above is based on a Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 10, 2010 with respect to the Company’s common stock. In Amendment No. 5 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on February 6, 2009 with respect to the Company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(3)	The number of shares currently held by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”) is based on a Schedule 13F-HR that was filed by Dimensional with the Securities and Exchange Commission on August 6, 2010. In the Schedule 13F-HR, Dimensional reported that it has sole voting power with respect to 722,776 of these shares, and no voting power as to 150 of these shares. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 12, 2010, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of the Company’s common stock were owned by such investment companies, trusts or accounts. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities.

(4)	The information set forth above is based on a Schedule 13F-HR that was filed by Aegis Financial Corporation (“Aegis”) with the Securities and Exchange Commission on August 10, 2010 with respect to our common stock. In a Schedule 13G that was filed by Aegis with the Securities and Exchange Commission on February 12, 2010 with respect to the Company’s common stock, Aegis reported that it and Scott L. Barbee (who has the same business address as Aegis) have sole power to vote and/or dispose of the shares disclosed above. The Schedule 13G reported that clients of Aegis Financial Corporation, a registered investment adviser, including two investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares. The Schedule 13G reported that the Aegis Value Fund, a registered investment company, has an interest in more than 5% of the class of securities reported.

(5)	The information set forth above is based on a Schedule 13G that was filed by Wilen Management Company, Inc. (“Wilen”) with the Securities and Exchange Commission on January 15, 2010 with respect to our common stock. Wilen reported that it has sole power to vote and/or dispose of the shares disclosed above.

(6)	Mr. Maddrey is a Director of Delta Apparel, Inc. The number of shares shown as beneficially owned by Mr. Maddrey includes 172,588 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership.

(7)	Amount represents stock awards granted to the members of the Board of Directors pursuant to the 2004 Non-Employee Director Stock Plan that vested as of July 3, 2010 and were awarded on September 1, 2010, the date the Company filed its Form 10-K for the fiscal year ended July 3, 2010.

(8)	Micco Corporation owns 474,052 shares of Delta Apparel’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor M. Shaw, Charles C. Mickel and the estate of Buck A. Mickel. Each of them disclaims beneficial ownership of two thirds of the Delta Apparel shares owned by Micco Corporation.

(9)	Includes all shares deemed to be beneficially owned by any current director or executive officer.
Section 16(a) Beneficial Ownership Reporting Compliance
     The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% holders were satisfied during fiscal year 2010.

SHAREHOLDER PROPOSALS
     Nominations for Board membership and proposals of shareholders that are intended to be presented at the annual meeting of shareholders for 2011 must be received by Martha M. Watson, Secretary of Delta Apparel, Inc., at 322 S. Main Street, Greenville, South Carolina, 29601 on or before June 1, 2011 to be eligible for inclusion in the Company’s proxy statement and form of proxy. In addition, the Company’s bylaws require that any shareholder wishing to make a nomination for Director, or wishing to introduce a proposal or other business at the 2011 Annual Meeting of shareholders, must give the Company at least 60 days’ advance written notice, and that notice must meet certain requirements described in the bylaws.
ADDITIONAL INFORMATION
     The 2010 Annual Report contains our fiscal year 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010, as filed with the SEC, upon written request to Delta Apparel, Inc., 322 S. Main Street., Greenville, South Carolina 29601, Attention: Deborah H. Merrill, Chief Financial Officer.

By Order of the Board of Directors
/s/ Martha M. Watson
Martha M. Watson
Secretary

Greenville, South Carolina
September 29, 2010

EXHIBIT 1: DELTA APPAREL, INC. 2010 STOCK PLAN
DELTA APPAREL, INC.
2010 STOCK PLAN
1.	Purpose

The purpose of the Delta Apparel, Inc. 2010 Stock Plan is to promote the long-term success of Delta Apparel, Inc. and its Subsidiaries and Affiliates (the “Company”) and to provide meaningful incentives to members of the Company’s Board of Directors, officers, and key employees to strive for long-term creation of value for the Company’s stockholders. The Plan provides long-term incentive opportunities to members of the Board, officers, and key employees of the Company that are aligned with, and supportive of, the attainment of business goals that will enhance stockholder value.

2.	Definitions

The following definitions are applicable throughout the Plan:
a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own no less than 50% of such entity.

b)	“Award” means an incentive as described in Section 8.

c)	“Award Agreement” refers to an agreement between the Company and a Participant that establishes the terms and conditions for an Award granted under the Plan, including any applicable performance goals associated with the Award.

d)	“Board” means the Board of Directors of Delta Apparel, Inc.

e)	“Change in Control” means:
i.	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

ii.	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

iii.	With respect to a Participant, the sale, transfer or other disposition of all or substantially all of the assets or business operations of an operating division of the Company or Subsidiary that employs the Participant or to which the Participant’s employment with the Company is primarily related;

iv.	Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
Notwithstanding the above, any change in ownership resulting from the approval and issuance of new shares of stock by the Company shall not be considered a Change in Control.

f)	“Chief Executive Officer” or “CEO” means the Company’s Chief Executive Officer.

g)	“Code” means the Internal Revenue Code of 1986, as amended.

h)	“Committee” means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:
i.	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

ii.	the rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and

iii.	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.
i)	“Common Stock” means the Company’s Common Stock.

j)	“Company” means Delta Apparel, Incorporated, a Georgia corporation.

k)	“Covered Employee” will conform to the term used by Section 162(m) of the Code and income tax regulations.

l)	“Disability” or “Disabled” means that due to an injury or sickness, the Participant is unable to perform each of the main duties of the Participant’s regular occupation with the Company, as determined by an independent, qualified and licensed physician selected by the Company. If, however, the Participant is covered under a long term disability plan sponsored by the Company, the Participant shall only be considered Disabled upon a determination of disability under the terms of such long term disability plan.

m)	“Employee” means any individual who is a common-law employee of the Company, a parent, Subsidiary, or an Affiliate.

n)	“Exchange Act” means the federal Securities Exchange Act of 1934, as amended.

o)	“Fair Market Value” means, with respect to the Common Stock, the closing sale price of such Common Stock at four o’clock p.m. (Eastern Time), on the principal United States national stock exchange on which the Common Stock is traded, as determined by the Committee, or, if the Common Stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the Common Stock was so traded, or, if the Common Stock is not traded on a United States national stock exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

p)	“Incentive Stock Option” means an Award described in Section 8a.

q)	“Nonstatutory Stock Option” means an Award described in Section 8a.

r)	“Participant” means an Employee or member of the Board who is eligible to participate in the Plan pursuant to Section 4b and receives an Award under the Plan.

s)	“Performance-Based Award” means an Award described in Section 8e.

t)	“Performance Period” means a fiscal year of the Company or other period with respect to which an Award may be earned based upon Service and/or performance.

u)	“Performance Stock” means a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

v)	“Performance Unit” means an Award in units described in Section 8d which is a Performance-Based Award as further described in Section 8e.

w)	“Plan” means this plan, the Delta Apparel, Inc. 2010 Stock Plan.

x)	“Prior Plans” means the Delta Apparel, Inc. 2000 Stock Option Plan and the Delta Apparel, Inc. Incentive Stock Award Plan.

y)	“Restricted Period” means the time period during which Restricted Stock / Restricted Stock Unit have not been transferred to the Participant.

z)	“Restricted Stock” means Common Stock, subject to specified restrictions (including, without limitation, a requirement that the Participant remain in Service for a specified period of time and/or that specified performance goals be achieved), granted under Section 8c.
aa)	“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain in Service for a specified period of time and/or that specified performance goals be achieved), granted under Section 8c.

bb)	“Service” means service as an Employee or member of the Board of Directors of the Company. The Participant’s Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary or Affiliate as an Employee or member of the Board or a change in the entity for which the Participant renders such service so long as there is otherwise no interruption or termination of the Participant’s Service. The Committee, in its sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

cc)	“Stock” means the Award described in Section 8d.

dd)	“Stock Appreciation Right” or “SAR” means the Award described in Section 8b.

ee)	“Stock Option” means the Award described in Section 8a, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, as specified by the Committee.

ff)	“Stock Unit” means the Award described in Section 8d.

gg)	“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
3.	Effective Dates for The Plan
a)	The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after September 14, 2020 (the 10th anniversary of the day before Board approval), but Awards previously granted may extend beyond that date.
4.	Shares Subject to This Plan
a)	Number of Shares — Subject to adjustment as provided in Section 11, the aggregate number of shares of Stock that may be delivered under the Plan will be 500,000 plus any shares of Common Stock subject to outstanding awards under the Prior Plans, on the effective date of this Plan that are subsequently forfeited or terminated for any reason before being exercised (subject to adjustment in accordance with Section 11).

b)	If any Award under the Plan or any award under the Prior Plans requiring exercise or purchase by the Participant for delivery of Stock terminates without having been exercised in full or purchased, or if any Award under the Plan or any award under the Prior Plans payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award under the Plan or any award under the Prior Plans was not exercised or purchased, or for which cash was substituted will be available for future grants.

c)	Shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award and shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award shall also be available for future grants.

d)	The number of shares of Stock delivered under an Award shall be determined net of any previously acquired shares tendered by the Participant in payment of the exercise price or of withholding taxes.

e)	Shares to be Delivered — Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired and held by the Company. No fractional shares of Stock will be delivered under the Plan.
5.	Plan Administration — Roles & Authorities
a)	Except as provided paragraph b, the Plan will be administered by the Committee. The Committee shall consist of at least three directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. If, during any such time, any member of the Committee is not an outside director or a non-employee director, a sub-committee (the “Sub-Committee”) consisting solely of directors who are both non-employee directors and outside directors shall administer the Plan in connection with Awards to “officers” of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m)(3) of the Code. Any references to the Committee in this Plan shall also apply to the Sub-Committee.

b)	If the Board so chooses, it may administer the Plan directly rather than through a committee; provided, however, any decisions that are required by applicable law or otherwise to be made by outside directors shall be determined by members of the Board who are outside directors. In such event, all references to the Committee in this Plan (other than the committee composition and governance provisions of the immediately preceding paragraph) shall be deemed to refer to the Board.

c)	The Committee, in accordance with Section 7, will have authority to:
i.	grant Awards at such time or times as it may choose;

ii.	determine the size of each Award, including the number of shares of Stock subject to the Award;

iii.	determine the type or types of each Award;

iv.	determine the terms and conditions of each Award, including provisions for accelerated vesting upon the achievement of specified Company performance objectives;

v.	waive compliance by a holder of an Award with any obligations to be performed by such holder under the Award and waive any terms or conditions of an Award;

vi.	subject to the provisions of Section 7, amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder;

vii.	prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time;

viii.	adopt, amend and rescind rules and regulations for the administration of the Plan; and

ix.	interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7 or Section 11.
In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

d)	Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

6.	Plan Participation — Eligibility & Participation
a)	Eligibility. Only Employees and members of the Board as designated by this Plan or selected by the Committee to participate in the Plan shall be eligible to participate in the Plan.

b)	Participation —
i.	The members of the Board and CEO shall participate in the Plan and their Awards and rights under the Plan shall be determined by the Committee. In addition, each year the CEO shall present to the Committee a list of Employees that the CEO recommends be designated as Participants for an upcoming Performance Period (or a current Performance Period with respect to a newly hired Employee), proposed Awards to such Employees, and proposed terms for the Award Agreements for the proposed Awards to such Employees. In addition, the CEO may present recommended amendments to any existing Award Agreements.

ii.	The Committee shall consider the CEO’s recommendations and shall determine the Awards, if any, to be granted and the terms of the Award Agreements for such Awards, and any amendments to existing Award Agreements (subject to the restrictions on the authority granted to the Committee in Section 5). The Committee may also grant Awards to in its discretion.
1.	Designation of an Employee as a Participant for any Performance Period shall not require the Committee to designate that person to be a Participant or to receive an Award in any Performance Period or to receive the same type or amount of Award as granted to the Participant in such year. Grants of Awards to Participants need not be of the same type or amount and may have different terms. Service with the Company or its Subsidiary or Affiliate prior to completion of or during a Performance Period does not entitle the Employee to participate in the Plan or vest in any interest in any Award under the Plan.

2.	The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.
7.	Terms & Conditions Applicable to Awards Under This Plan
a)	Types of Awards. The Awards available under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and other stock or cash Awards, as described in Section 8.

b)	Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock. Notwithstanding any else in this Section 7, the Restricted Stock, Restricted Stock Units and Performance Stock granted under the Plan in any one calendar year shall not relate to more than 125,000 shares of Common Stock in the aggregate; provided, that any portion of such 125,000 share limit not reserved for grants of Restricted Stock, Restricted Stock Units or Performance Stock made in any calendar year beginning in 2010, shall be added to the 125,000 share limit for subsequent calendar years.

c)	Limits on Individual Grants. Under the Plan, no Participant may receive in any calendar year (i) Stock Options relating to more than 150,000 shares, (ii) Restricted Stock or Restricted Stock Units that are subject to the attainment of performance criteria below relating to more than 75,000 shares, (iii) Stock Appreciation Rights relating to more than 150,000 shares, or (iv) Performance Stock relating to more than 75,000 shares. Under the Plan, the maximum cash payment that may be made to a single Participant in any calendar year under a Performance Unit Award or other cash Award shall not exceed 200% of the recipient’s salary for the performance period.

d)	Adjustments. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 11.
8.	Types of Awards Under This Plan
a)	Stock Option — is an Award giving the recipient the right upon exercise thereof to purchase Stock.
i.	Types of Stock Options —
1.	Incentive Stock Option (as defined in Section 422(b) of the Code) (any Stock Option intended to qualify as an incentive stock option being hereinafter referred to as an

“ISO”). ISOs shall be awarded only to Employees. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without consent of the Option holder.

2.	Nonstatutory Options are not ISOs and may be granted under the Plan. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.
ii.	Exercise Price — The exercise price of a Stock Option will be determined by the Committee subject to the following:
1.	The exercise price of a Stock Option ISO shall not be less than 100% of the Fair Market Value of the Stock subject to the Option, determined as of the effective date of grant of the Option. With respect to an ISO, the exercise price for any 10% owner as described in Section 422 of the Code shall not be less than 110% of the Fair Market Value of the Stock on the date of grant.

2.	In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.
iii.	Duration of Options — The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted. In the case of a 10% owner as defined in Section 422 of the Code, the latest date on which an Option may be exercised shall be the fifth anniversary of the day immediately preceding the date the Option was granted.

iv.	Exercise of Options; Vesting — An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the exercisability of an Option. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (v) below for the number of shares for which the Option is exercised. If desired, the Committee may provide for vesting prior to the date the Option becomes exercisable.

v.	Payment for Stock — Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing his Option (or in the case of an Option which is not an ISO, by the Committee at or after the grant of the Option), (A) through the delivery of shares of Stock and which have a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (B) during any period in which the Stock is publicly traded, by use of a broker-assisted exercises program acceptable to the Company, or (C) by any combination of the foregoing permissible forms of payment. In addition, the Company will accept a net share settlement to the extent such settlement will not cause liability accounting treatment under the applicable Generally Accepted Accounting Principles guidance.

vi.	Repricings of Options — In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower exercise price or reduce the option price of an outstanding Stock Option without stockholder approval.
b)	Stock Appreciation Rights —
i.	Stock Appreciation Right (“SAR”) is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Stock. SARs may be based solely on appreciation in the Fair Market Value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

ii.	Grant of Stock Appreciation Rights — Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
1.	Tandem Awards — When Stock Appreciation Rights are granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option and may be exercised only when the market price of the Stock, subject to the Option, exceeds the exercise price; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option to the extent allowed under Section 10e.

2.	Exercise of Independent Stock Appreciation Rights — A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which a Stock Appreciation Right becomes exercisable. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.
iii.	Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.
c)	Restricted Stock and Restricted Stock Unit —
i.	Grant of Restricted Stock / Restricted Stock Unit — Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of Stock or Units representing an amount equivalent to the value of a share of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below (“Restricted Stock / Restricted Stock Unit Agreement”).

ii.	Restricted Stock / Restricted Stock Unit Agreement — The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock / Restricted Stock Unit Award enter into a Restricted Stock / Restricted Stock Unit Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock / Restricted Stock Unit Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. The stock certificate associated with the Restricted Stock shall be appropriately legended to reflect the applicable restrictions.

iii.	Transferability and Other Restrictions — Except as otherwise provided in this Section 8c, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the “Restricted Period”). Except as the Committee may otherwise determine under Section 8c, if a Participant dies or suffers a Status Change (as defined at Section 9b) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

iv.	During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company’s possession any certificate or certificates representing such shares.

v.	Removal of Restriction — Except as otherwise provided in this Section, a share of Restricted Stock covered by a Restricted Stock grant shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee shall have the right at any time, in its sole discretion, immediately to waive or accelerate all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

vi.	Notice of Participant’s Income Tax Election at Time of Grant — Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must give a copy of the election to the Company within ten days after filing with the Internal Revenue Service.

vii.	Voting Rights, Dividends and Other Distributions — Except as the Committee shall otherwise determine, during the Restricted Period, Participants holding shares of Restricted Stock granted hereunder shall have no voting rights and shall not receive cash dividends and other distributions paid with respect to the shares of Restricted Stock in question, including any dividends and distributions paid in shares. All dividends and distributions shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

viii.	Other Awards Settled with Restricted Stock — The Committee may, at the time any Award described in this Section 8 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.
d)	Stock and Stock Unit — Under the Plan, the Committee may grant awards in shares of stock and/or units that are based on a value based on a share of stock that is defined by the Committee.

e)	Performance-Based Awards —
i.	The Committee may, at the time an Award described in Sections 8: a; b; c; d and/or e(ii) is granted, impose conditions and/or performance goals that must be met prior to the Participant’s vesting and/or receipt of payment or benefit under the Award

ii.	The Committee may also make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals (a “Cash Incentive”). Any Award or Cash Incentive made subject to performance goals shall be a “Performance Award.”

iii.	The Committee will determine the performance measures, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Performance Award, including terms and conditions intended to comply with the performance based compensation exception requirements under Section 162(m) of the Code for compensation or Awards payable to a Covered Employee.

iv.	The performance measures to which a Performance Award is subject may be related to any or all of the following types of performance measures: return on invested capital, net operating profit (before or after tax), revenue, operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), cash flow (defined as operating cash flow, free cash flow or any other defined cash flow measure), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital employed, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.
9.	Events Affecting Outstanding Awards
a)	Death or Disability — If a Participant dies or becomes Disabled, the following will apply:
i.	All Options and Stock Appreciation Rights held by the Participant, or by a permitted transferee of the Participant, immediately prior to death or such Disability, to the extent then exercisable, may be exercised (A) in the case of an Option or Stock Appreciation Right then held by the Participant, by the Participant’s executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution or the Participant’s guardian, or (B) in the case of an Option or Stock Appreciation Right then held by a permitted transferee of the Participant, by such permitted transferee, in either case at any time within the one year period ending with the first anniversary of the Participant’s death or Disability, as the case may be (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. If such a Participant becomes Disabled while holding an Option or Stock Appreciation Right and thereafter dies while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right will be exercisable for one year from the date of death. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9. All Options and Stock Appreciation Rights held by a Participant, or by a permitted transferee of a Participant, immediately prior to the Participant’s death or Disability that are not then exercisable shall accelerate and become vested at such death or Disability.

ii.	All Restricted Stock held by the Participant or by a permitted transferee of the Participant shall accelerate and become vested at such death or Disability.

iii.	Any payment or benefit under a Performance Award or other Stock-based Award held by the Participant or permitted transferee shall accelerate and become vested at such death or Disability.
b)	Termination of Service (Other Than By Death or Disability) —
i.	If (A) a Participant who is an Employee ceases to be an Employee for any reason other than death or Disability or (B) there is a termination (other than by reason of death or Disability, or satisfactory completion of the project or service as determined by the Committee) of the relationship in respect of which a non-Employee Participant was granted an Award hereunder or (C) a New Hire’s offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a “Status Change”), then, except as the Committee may otherwise determine, the following will apply:
1.	All Options and Stock Appreciation Rights held by the Participant or by the Participant’s transferee that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or one year in the case of retirement at or after age 62 with the consent of the Company), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9.

a.	For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a Subsidiary or between Subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

b.	A Status Change will be deemed to have occurred, in the case of an Employee Participant, upon termination of the Participant’s employment with the Company and its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries) and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).
2.	All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 8c above.

3.	Any payment or benefit under a Performance Award or other Stock-based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.
c)	Change in Control — In the event of a Change in Control, all outstanding Stock Options and SARs shall become fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units shall be terminated, all performance goals shall be deemed achieved at target levels and all other terms and conditions met to deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units, subject to compliance with Section 409A of the Code.
10.	General Provisions
a)	Documentation of Awards — Awards will be evidenced by an Award Agreement or such other written instruments, if any, as may be prescribed by the Committee from time to time. The agreements shall be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

b)	Rights as a Stockholder, Dividend Equivalents — Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

c)	Conditions on Delivery of Stock —
i.	The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (A) until all conditions of the Award have been satisfied or removed, and (B) until, in the opinion of the Company’s counsel, the removal of the restrictions is in compliance with all applicable federal and state laws and regulations.

ii.	If an Award is exercised by a permitted transferee or by the Participant’s legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such transferee or representative.
d)	Tax Withholding — The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).
i.	In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the minimum statutory tax withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant. The Committee may also, but need not, permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements on any Award.

ii.	If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (A) to provide for withholding under the preceding paragraph of this Section 10, if the Committee determines that a withholding responsibility may arise in connection with the exercise, (B) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (C) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.
e)	Transferability of Awards —
i.	No Award, unless otherwise permitted by the Committee (other than an Award in the form of an outright transfer of cash or Unrestricted Stock), may be transferred other than by will or by the laws of descent and distribution or, during a Participant’s lifetime, exercised other than by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).
11.	Adjustments in the Event of Certain Transactions
a)	In the event of a stock dividend, stock split or combination of shares, re-capitalization or other change in the Company’s capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4a, Section 7b, and Section 7c.

b)	In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

c)	In the case of ISOs or Awards intended to qualify for the “performance-based compensation” exception under Section 162(m)(4)(C) of the Code, the adjustments described in paragraphs (a) and (b) will be made only to the extent consistent with continued qualification of the Option or other Award under Section 422 of the Code or Section 162(m) of the Code, as the case may be.
12.	Employment or Other Rights, Etc. — Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any Subsidiary or Affiliate as an Employee or otherwise, or affect in any way the right of the Company or Subsidiary or Affiliate to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its Subsidiaries or Affiliates to the Participant.

13.	Effect, Amendment and Termination — Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees or other persons. The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, result in a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code, where the compensation is intended by the Committee to so comply and provided that no such amendment will, without the approval of the Participant, alter or impair any rights or obligations under any Award granted prior to the effective date of the amendment, suspension or termination of the Plan.

14.	Governing Law — The Plan shall be construed in accordance with the General Corporation Law of the State of Georgia.

ANNUAL MEETING OF SHAREHOLDERS OF
DELTA APPAREL, INC.
November 11, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.deltaapparelinc.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
▄    21030300000000000000  4                                                           111110

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1. To elect a Board of Directors to serve until the next Annual Meeting of shareholders or until their successors are duly elected and qualified;					2. 3.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending July 2, 2011; To approve the Delta Apparel, Inc. 2010 Stock Plan; and	☐	☐	☐
		NOMINEES:					FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	J. A. Cochran S. P. Cortez W. F. Garrett E. J. Gatewood G. J. Gogue R. W. Humphreys A. M. Lennon E. E. Maddrey, ll D. T. Peterson R. E. Staton, Sr.				☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4.	To transact such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 29, 2010 and the Proxy Statement furnished therewith.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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▄

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DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 11, 2010
     The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Deborah H. Merrill, and Martha M. Watson, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 11, 2010 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote as specified on the reverse side hereof.
This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of each of the nominees for director listed on the reverse side of this proxy and for the approval of proposals 2 and 3.
(Continued and to be signed on the reverse side.)

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